UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Ameren Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT OF AMEREN CORPORATION

Time and Date:	9:00 A.M.
Tuesday
April 27, 2010

Place:	Powell Symphony Hall
718 North Grand Boulevard
St. Louis, Missouri
(Free parking will be available)

IMPORTANT

If you plan to attend the annual meeting of shareholders, please advise the Company in your proxy vote (by telephone or the Internet or by checking the appropriate box on the proxy card) and bring the Admission Ticket on the reverse side of your proxy instruction card. Persons without tickets will be admitted to the meeting upon verification of their shareholdings in the Company. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 1, 2010, the record date for voting. Please note that cameras and other recording devices will not be allowed in the meeting.

Important Notice Relating to the Voting of Your Shares: Under revised New York Stock Exchange rules, brokers are not permitted to exercise discretionary voting authority, as it pertains to the election of directors (whether contested or uncontested) with respect to shares for which voting instructions have not been received. Your vote is important, regardless of the number of shares you own. We urge you to please vote by proxy (via telephone or the Internet or the enclosed proxy card) as soon as possible even if you own only a few shares. This will help ensure the presence of a quorum at the meeting. Promptly voting by proxy will also help save the Company the expenses of additional solicitations. If you attend the meeting and want to change your proxy vote, you can do so by voting in person at the meeting.

AMEREN CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

AMEREN CORPORATION

We will hold the Annual Meeting of Shareholders of Ameren Corporation at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on Tuesday, April 27, 2010, at 9:00 A.M., for the purposes of

(1)    electing 12 directors of the Company for terms ending at the annual meeting of shareholders to be held in 2011;

(2)    ratifying the appointment of independent registered public accounting firm for the fiscal year ending December 31, 2010;

(3)    considering a shareholder proposal relating to report on Callaway Plant extension of operating license, if presented at the meeting; and

(4)    acting on other proper business presented to the meeting.

The Board of Directors of the Company presently knows of no other business to come before the meeting.

If you owned shares of the Company’s Common Stock at the close of business on March 1, 2010, you are entitled to vote at the meeting and at any adjournment thereof. All shareholders are requested to be present at the meeting in person or by proxy so that a quorum may be assured.

You may vote via telephone or the Internet or, if you prefer, you may sign and return the enclosed proxy card in the enclosed envelope. Your prompt vote by proxy will reduce expenses. Instructions for voting by telephone or the Internet are included with this mailing. If you attend the meeting, you may revoke your proxy by voting in person.

By order of the Board of Directors.

Secretary

St. Louis, Missouri

March 10, 2010

i

Policy Regarding Nominations of Directors	Appendix A

ii

PROXY STATEMENT OF AMEREN CORPORATION

(First sent or given to shareholders on or about March 10, 2010)

Principal Executive Offices:

One Ameren Plaza

1901 Chouteau Avenue

St. Louis, MO 63103

FORWARD-LOOKING INFORMATION

Statements in this proxy statement not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. These statements are intended to constitute “forward-looking” statements in connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Ameren Corporation (the “Company,” “Ameren,” “we,” “us” and “our”) is providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) for a list of such factors.

INFORMATION ABOUT THE ANNUAL SHAREHOLDERS MEETING

This solicitation of proxies is made by our Board of Directors for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 27, 2010 (the “Annual Meeting”), and at any adjournment thereof. Our Annual Meeting will be held at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, at 9:00 A.M. Central Time.

We are a holding company and our principal direct and indirect subsidiaries include Union Electric Company, doing business as AmerenUE (“UE”), Central Illinois Public Service Company, doing business as AmerenCIPS (“CIPS”), Central Illinois Light Company, doing business as AmerenCILCO (“CILCO”), Illinois Power Company, doing business as AmerenIP (“IP”), Ameren Services Company (“Ameren Services”) and Ameren Energy Generating Company (“AEG”).

VOTING

WHO CAN VOTE

The accompanying proxy card represents all shares registered in the name(s) shown thereon, including shares in our dividend reinvestment and stock purchase plan (“DRPlus Plan”), the 401(k) savings plan of Ameren, the Ameren Corporation Long-Term Incentive Plan of 1998 (“Long-Term Incentive Plan of 1998”) and the Ameren Corporation 2006 Omnibus Incentive Compensation Plan (“2006 Omnibus Incentive Compensation Plan”).

Only shareholders of record of our common stock, $0.01 par value (“Common Stock”) at the close of business on the record date, March 1, 2010, are entitled to vote at the Annual Meeting. In order to conduct the Annual Meeting, holders of more than one-half of the outstanding shares entitled to vote must be present in person or represented by proxy so that there is a quorum. A quorum consists of a majority of the outstanding shares entitled to vote, present or represented by proxy. The voting securities of the Company on March 1, 2010, consisted of 237,610,760 shares of Common Stock. Each share of Common Stock is entitled to one vote. It is important that you vote promptly so that your shares are counted toward the quorum.

In determining whether a quorum is present at the Annual Meeting, shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter and broker non-votes, shall be deemed to be represented at the meeting for quorum purposes. A “broker non-vote” occurs when shares are represented by a proxy, returned by a broker, bank or other fiduciary holding shares as the record holder in nominee or “street” name for a beneficial owner, which gives voting instructions as to at least one of the matters to be voted on but indicates that the record holder does not have the authority to vote or give voting instructions by proxy on a particular matter, such as a non-discretionary matter for which voting instructions have not been given to the record holder by the beneficial owner. Shares as to which voting instructions are given as to at least one of the matters to be voted on shall also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares shall be deemed to be represented at the meeting.

The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. The ratification of the appointment of independent registered public accountants is an example of a routine matter on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters such as shareholder proposals unless they have received voting instructions from their customers. Under revised NYSE rules, brokers are not permitted to exercise discretionary voting authority as it pertains to the election of directors (whether contested or uncontested) with respect to shares for which voting instructions have not been received.

In all matters, including the election of directors, every decision of a majority of the shares entitled to vote on the subject matter and represented in person or by proxy at the meeting at which a quorum is present shall be valid as an act of the shareholders. In tabulating the number of votes on such matters (i) shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting as to such matter, (ii) broker non-votes shall not be deemed to be represented at the meeting for the purpose of the vote on such matter or matters, (iii) except as provided in (iv) below, shares represented by a proxy as to which voting instructions are not given as to one or more matters to be voted on shall not be deemed to be represented at the meeting for the purpose of the vote as to such matter or matters, and (iv) a proxy which states how shares will be voted in the absence of instructions by the shareholder as to any matter shall be deemed to give voting instructions as to such matter. Shareholder votes are certified by independent inspectors of election.

The Board of Directors has adopted a confidential voting policy for proxies. This policy does not prohibit disclosure where it is required by applicable law.

HOW YOU CAN VOTE

By Proxy.  Before the Annual Meeting, you can give a proxy to vote your shares of the Company’s Common Stock in one of the following ways:

-    by calling the toll-free telephone number;

-    by using the Internet (http://www.proxyvote.com); or

-    by completing and signing the enclosed proxy card and mailing it in time to be received before the Annual Meeting.

The telephone and Internet voting procedures are designed to confirm your identity and to allow you to give your voting instructions. If you wish to vote by telephone or the Internet, please follow the instructions on your proxy card. Additional instructions will be provided on the telephone message and website. Please have your proxy card at hand when voting. If you vote by telephone or Internet, DO NOT mail a proxy card. The telephone and Internet voting facilities will close at 11:59 P.M. Eastern time on April 23, 2010.

If you mail us your properly completed and signed proxy card, or vote by telephone or the Internet, your shares of our Common Stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted as recommended by the Board — FOR the Board’s nominees for director Item (1), FOR ratifying the appointment of the independent registered public accounting firm Item (2), AGAINST the shareholder proposal Item (3), and in the discretion of the named proxies upon such other matters as may properly come before the meeting.

If you hold any shares in the 401(k) savings plan of Ameren, your completed proxy card or telephone or Internet proxy vote will serve as voting instructions to the plan trustee and the plan trustee will vote your shares as you have directed. However, your voting instructions must be received at least five days prior to the Annual Meeting in order to count. In accordance with the terms of the plan, the trustee will vote all of the shares held in the plan for which voting instructions have not been received in accordance with instructions received from an independent fiduciary designated by Ameren Services.

If you have shares registered in the name of a bank, broker, or other registered owner or nominee, you should receive instructions from that registered owner about how to instruct them to vote those shares.

In Person.  You may come to the Annual Meeting and cast your vote there. Only shareholders of record at the close of business on the record date, March 1, 2010, are entitled to vote at the Annual Meeting.

HOW YOU CAN REVOKE YOUR PROXY

You may revoke your proxy at any time after you give it and before it is voted by entering a new vote by telephone or the Internet or by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting in person at the Annual Meeting. To revoke a proxy by telephone or the Internet, you must do so by 11:59 P.M. Eastern Time on April 23, 2010 (following the directions on the proxy card). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

The Company is permitted and intends to mail only one annual report and one proxy statement to multiple registered shareholders sharing an address who have received prior notice of our intent and consented to the delivery of one annual report and proxy statement per address, so long as the Company has not received contrary instructions from one or more of such shareholders. This practice is commonly referred to as “householding.” Householding reduces the volume of duplicate information received at your household and the cost to the Company of preparing and mailing duplicate materials.

If you share an address with other registered shareholders and your household receives one set of the proxy statement and the annual report and you decide you want a separate copy of the proxy statement and/or the annual report, the Company will promptly mail your separate copy if you contact the Office of the Secretary, Ameren Corporation, P.O. Box 66149, St. Louis, Missouri 63166-6149 or by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502). Additionally, to resume the mailing of individual copies of future annual reports and proxy statements to a particular shareholder, you may contact the Office of the Secretary, and your request will be effective within 30 days after receipt. You may request householding of these documents by providing the Office of the Secretary with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.

Additionally, the Company has been notified that certain banks, brokers and other nominees may household the Company’s annual report and proxy statement for shareholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request an individual copy of this proxy statement and/or the annual report by contacting your bank, broker or other nominee.

OTHER ANNUAL MEETING MATTERS

HOW YOU CAN OBTAIN MATERIALS FOR THE ANNUAL MEETING

This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about March 10, 2010. In the same package with this proxy material, you should have received a copy of our 2009 Form 10-K, including consolidated financial statements. When you receive this package, if all of these materials are not included, please contact us and a copy of any missing material will be sent at no expense to you.

You may reach us:

-    by mail addressed to

Office of the Secretary

Ameren Corporation

P.O. Box 66149, Mail Code 1370

St. Louis, MO 63166-6149

-    by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 27, 2010:

This proxy statement, the accompanying proxy card and our 2009 Form 10-K, including consolidated financial statements, are also available to you at http://www.ameren.com/AmerenProxyMaterial.

HOW YOU CAN REVIEW THE LIST OF SHAREHOLDERS

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Annual Meeting, at the Office of the Secretary of the Company.

WEBCAST OF THE ANNUAL MEETING

The Annual Meeting will also be webcast on April 27, 2010. You are invited to visit http://www.ameren.com at 9:00 A.M. CT on April 27, 2010, to hear the webcast of the Annual Meeting. On our home page, you will click on “Live Webcast Annual Meeting April 27, 2010, 9:00 A.M. CT,” then the appropriate audio link. The webcast will remain on our website for one year. You cannot record your vote on this webcast.

ITEMS YOU MAY VOTE ON

ITEM (1):  ELECTION OF DIRECTORS

Twelve directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the absence of instructions to the contrary, executed proxies will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, votes will be cast, pursuant to the enclosed proxy card, for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of the Board of Directors and approved by the Board of Directors. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The 12 nominees for director who receive the vote of at least a majority of the shares entitled to vote in the election of directors and represented in person or by proxy at the meeting at which a quorum is present will be elected. Shareholders may not cumulate votes in the election of directors. In the event any nominee for re-election fails to obtain the required majority vote, such nominee will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee will evaluate the best interests of the Company and its shareholders and will recommend to the Board the action to be taken with respect to any such tendered resignation. In the event any nominee, other than a nominee for re-election, fails to obtain the required majority vote, such nominee will not be elected to the Board and there will be a vacancy on the Board of Directors as a result thereof. Pursuant to the Company’s By-Laws and Articles of Incorporation, any vacancy on the Board of Directors shall be filled by a majority of the directors then in office.

Our Board of Directors is currently comprised of 14 members. In accordance with the director retirement age provisions of the Company’s Corporate Governance Guidelines, Susan S. Elliott is completing the term of her service as a director effective at the Annual Meeting. On February 12, 2010, our Board of Directors announced that both Gary L. Rainwater, Executive Chairman of Ameren, and Douglas R. Oberhelman, Vice Chairman and CEO-Elect of Caterpillar Inc., requested that the Board not nominate them for re-election to Ameren’s Board. Mr. Rainwater indicated that he will retire from Ameren at the Annual Meeting and Mr. Oberhelman requested not to be nominated for re-election due to increased responsibilities as CEO-Elect of Caterpillar Inc. We thank Ms. Elliott and Messrs. Rainwater and Oberhelman for their service, contributions and leadership throughout their tenure as directors and in the case of Mr. Rainwater, for his more than 30 years of service to the Company and its subsidiaries. As described in the second paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” below, the Board of Directors has nominated Steven H. Lipstein, who is not currently a director of the Company, for election at the Annual Meeting. As a result of the foregoing, the size of the Board of Directors will be reduced to 12 members effective as of the Annual Meeting.

Ms. Elliott is currently Chairman and Chief Executive Officer of Systems Service Enterprises, Inc., a privately held information technology firm that she founded in 1966. Ms. Elliott has been a director of the Company since 2003. Ms. Elliott is a past Chairman of the Federal Reserve Bank of St. Louis and was also a director of Angelica Corporation from 1998 to 2006. Based primarily upon Ms. Elliott’s extensive executive management and leadership experience as the Chairman and Chief Executive Officer of an information technology firm; strong banking, accounting, financial, risk analysis, nuclear operations, corporate governance and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE

BOARD OF DIRECTORS” below, the Board determined that Ms. Elliott should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

Mr. Rainwater is currently Executive Chairman of the Company. Mr. Rainwater began his career with UE in 1979 as an engineer and has held various positions with UE and other Ameren subsidiaries during his employment. Effective January 1, 2004, Mr. Rainwater was elected to serve as Chairman and Chief Executive Officer of the Company, UE and Ameren Services in addition to his position as President. At that time, he was also elected Chairman of CILCORP Inc. (a former Ameren subsidiary that merged into the Company in March 2010) (“CILCORP”) and CILCO in addition to his position as Chief Executive Officer and President of those companies which he assumed in 2003. In September 2004, upon Ameren’s acquisition of IP, Mr. Rainwater was elected Chairman, Chief Executive Officer and President of IP. He held the position of Chairman of CIPS, CILCO and IP after relinquishing his position as President in October 2004. Effective January 2007, Mr. Rainwater relinquished his positions as Chairman, President and Chief Executive Officer of UE and Ameren Services and as Chairman and Chief Executive Officer of CIPS, CILCO and IP. Effective May 1, 2009, Mr. Rainwater relinquished his position of President and Chief Executive Officer of the Company and remained as Executive Chairman of the Company. He has been a director of the Company since 2003 and a director of the following Ameren subsidiaries: CIPS (1997-2007); UE (1998-2007); CILCO (2003-2007); CILCORP (2003-2009); AEG (2000-2007); and IP (2004-2007). Based primarily upon Mr. Rainwater’s extensive executive management and leadership experience as the Executive Chairman of Ameren and the former Chairman, President and Chief Executive Officer of Ameren and CILCORP; 31 years of experience with the Company (or subsidiaries); strong strategic planning, financial, regulatory, nuclear operations and administrative skills and experience; and tenure and contributions as a current Board member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” below, the Board determined that Mr. Rainwater should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

Mr. Oberhelman is currently Vice Chairman and Chief Executive Officer-Elect of Caterpillar Inc., a maker of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. Mr. Oberhelman joined Caterpillar in 1975. He was elected a Vice President in 1995 when he served as Caterpillar’s Chief Financial Officer. Mr. Oberhelman was elected a Group President in 2001 with responsibility for Caterpillar’s worldwide manufacturing, marketing and support of industrial and large power systems, industrial gas turbines and Progress Rail Services; and remanufacturing, human services and sustainable development functions. In October 2009, he was elected, effective January 1, 2010, as Caterpillar’s Vice Chairman and Chief Executive Officer-Elect until July 1, 2010, at which time he will be elected Chief Executive Officer and a member of Caterpillar’s board of directors. He has been a director of the Company since 2003 and of Eli Lilly and Company since 2008. Based primarily upon Mr. Oberhelman’s extensive executive management and leadership experience as the Vice Chairman and Chief Executive Officer-Elect and the former Chief Financial Officer of an industrial manufacturing company; strong strategic planning, accounting, financial, risk analysis, corporate governance and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” below, the Board determined that Mr. Oberhelman should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS

The nominees for our Board of Directors are listed below, along with their age as of December 31, 2009, tenure as director, other directorships held by such nominee during the previous five years and business background for at least the last five years. Each nominee’s biography below and Ms. Elliott’s and Messrs. Rainwater and Oberhelman’s biography above, also include a description of the specific experience, qualifications, attributes or skills of each director or nominee that led the Board to conclude that such person should serve as a director of Ameren at the time that this proxy statement is filed with the SEC. In addition to those specific experiences, qualifications, attributes or skills detailed below (or above, in the case of Ms. Elliott and Messrs. Rainwater and Oberhelman), each director or nominee has demonstrated the highest professional and personal ethics, a broad experience in business, government, education or technology, the ability to provide insights and practical wisdom based on their experience and expertise, a commitment to enhancing shareholder value, compliance with legal and regulatory requirements, and the ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company. In assessing the composition of the Board of Directors, the Nominating and Corporate Governance Committee recommends Board nominees so that collectively, the Board is balanced by having the necessary experience, qualifications, attributes and skills and that no nominee is recommended because of one particular criterion, except that the Nominating and Corporate Governance Committee does believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules. See “— Consideration of Director Nominees” below for additional information regarding director nominees and the nominating process.

Each nominee has consented to being nominated for director and has agreed to serve if elected. No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. All of the nominees are currently directors of the Company and have been previously elected by the Company’s shareholders at prior annual meetings, except for Stephen R. Wilson, who was elected as a director by the Board of Directors at a meeting of the Board in December 2009, and Steven H. Lipstein, who was nominated to stand for election to the Board of Directors at a meeting of the Board in February 2010. Mr. Wilson was recommended to the Board by Thomas R. Voss, the President and Chief Executive Officer of the Company and Mr. Lipstein was recommended for nomination by a non-management member of the Board. There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer except that Charles W. Mueller is the father of Michael G. Mueller, who is an executive officer of certain Company subsidiaries. See “— CORPORATE GOVERNANCE — Policy and Procedures With Respect to Related Person Transactions” below for further information on this family relationship and another reportable family relationship with an employee of the Company who is not an executive officer. All of the nominees for election to the Board were unanimously recommended by the Nominating and Corporate Governance Committee of the Board of Directors and were unanimously nominated by the Board of Directors.

STEPHEN F. BRAUER

Chairman and Chief Executive Officer of Hunter Engineering Company, a privately held firm that engages in the design, manufacture and sale of computer-based automotive service equipment worldwide. Mr. Brauer joined Hunter Engineering in 1971, became Chief Operating Officer in 1978 and Chief Executive Officer in 1980. In 2001, Mr. Brauer took a leave of absence from Hunter Engineering to become the United States ambassador to Belgium, serving two and one-half years in that capacity before returning to Hunter Engineering in 2003. Director of the Company since 2006.

Age: 64.

Based primarily upon Mr. Brauer’s extensive 30-year executive management and leadership experience as the Chairman and Chief Executive Officer of an industrial manufacturing company; strong strategic planning, accounting, financial, risk analysis and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board determined that
Mr. Brauer should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

ELLEN M. FITZSIMMONS

Senior Vice President of Law and Public Affairs, General Counsel and Corporate Secretary of CSX Corporation, a leading transportation supplier. Ms. Fitzsimmons joined CSX Corporation in 1991 and has served in her current position since December 2003.
Ms. Fitzsimmons oversees all legal, government relations and public affairs activities for CSX. During Ms. Fitzsimmons’ tenure with CSX, her responsibilities have included key roles in major risk and corporate governance-related areas. Director of the Company since April 2009.

Age: 49.

Based primarily upon Ms. Fitzsimmons’ extensive executive and leadership experience as the Senior Vice President, General Counsel and Corporate Secretary of a transportation supplier; strong legal, government relations, public affairs, regulatory, accounting, financial, risk analysis, internal audit, compliance, corporate governance and administrative skills and experience; and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board determined that Ms. Fitzsimmons should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

WALTER J. GALVIN

Vice Chairman of Emerson Electric Co., an electrical and electronic manufacturer.
Mr. Galvin has served as Emerson’s Vice Chairman since October 2009. He served as Emerson’s Chief Financial Officer from 1993 until February 2010. He has served as a management member of Emerson’s Board of Directors since 2000. Director of the Company since 2007. Other directorships: Emerson Electric Co. (2000-present); F.M. Global Insurance Company (1995-present).

Age: 63.

Based primarily upon Mr. Galvin’s extensive executive management and leadership experience as the Vice Chairman and former Chief Financial Officer of an industrial manufacturing company; significant accounting, financial, regulatory, compensation and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board determined that
Mr. Galvin should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

GAYLE P. W. JACKSON, PH.D.

President and Chief Executive Officer of Energy Global, Inc., a consulting firm which specializes in corporate development, diversification and government relations strategies for energy companies. From 2002 to 2004, Dr. Jackson served as Managing Director of FE Clean Energy Group, a global private equity management firm that invests in energy companies and projects in Central and Eastern Europe, Latin America and Asia. Dr. Jackson is a past Deputy Chairman of the Federal Reserve Bank of St. Louis. Director of the Company since 2005. Other directorships: Atlas Pipeline Partners, L.P. (2005-2009); Atlas Energy, Inc. (2009-present).

Age: 63.

Based primarily upon Ms. Jackson’s extensive executive management and leadership experience as the President and Chief Executive Officer of a consulting firm which specializes in corporate development, diversification and government relations strategies for energy companies; strong strategic planning, marketing, banking, regulatory, financial and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board determined that
Ms. Jackson should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

JAMES C. JOHNSON

Retired Vice President and Assistant General Counsel, Commercial Airplanes of The Boeing Company, an aerospace and defense firm. Mr. Johnson joined The Boeing Company in May 1998 and served in a number of responsible positions since that time, including serving as Vice President, Corporate Secretary and Assistant General Counsel from December 2003 and, as Vice President and Assistant General Counsel, Commercial Airplanes from November 2007 to his retirement in March 2009. Director of the Company since 2005. Other directorships: Hanesbrands Inc. (2006-present).

Age: 57.

Based primarily upon Mr. Johnson’s extensive executive management and leadership experience as the former Vice President and Assistant General Counsel of an aerospace and defense firm; strong legal, compliance, risk analysis, board-management relations, corporate governance and compensation skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board determined that Mr. Johnson should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

STEVEN H. LIPSTEIN

President and Chief Executive Officer of BJC HealthCare, one of the largest non-profit health care organizations in the U.S. Mr. Lipstein joined BJC HealthCare in 1999. From 1982 to 1999, Mr. Lipstein held various executive positions within The University of Chicago Hospitals and Health System and The Johns Hopkins Hospital and Health System. Effective January 2009, Mr. Lipstein was appointed Chairman of the Federal Reserve Bank of St. Louis.

Age: 53.

Based primarily upon Mr. Lipstein’s extensive executive management and leadership experience as the President and Chief Executive Officer of a health care organization; and strong strategic planning, banking, regulatory, financial and administrative skills and experience; as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board determined that Mr. Lipstein should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

CHARLES W. MUELLER

Retired Chairman and Chief Executive Officer of the Company, UE and Ameren Services and retired Chairman of CILCORP and CILCO. Mr. Mueller began his career with UE in 1961 as an engineer and held various positions with UE and other Ameren subsidiaries during his employment. Mr. Mueller was elected Chairman, Chief Executive Officer and President of Ameren upon its formation in 1997. He was elected Chairman of CILCORP and CILCO in January 2003. Mr. Mueller retired as an officer of Ameren and its subsidiaries on December 31, 2003. Director of the Company since 1997. Other directorships: Angelica Corporation (1996-2008).

Age: 71.

Based primarily upon Mr. Mueller’s extensive executive management and leadership experience as the former Chairman and Chief Executive Officer of Ameren, UE and Ameren Services, and the former Chairman of CILCORP and CILCO; 49 years of experience with the Company (or subsidiaries); strong strategic planning, financial, regulatory, nuclear operations and administrative skills and experience; and significant tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board determined that Mr. Mueller should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

HARVEY SALIGMAN

Partner of Cynwyd Investments, a family real estate partnership. Mr. Saligman has been a partner of Cynwyd Investments since 1996. He also served in various executive capacities in the consumer products industry for more than 35 years. Director of the Company since 1997.

Age: 71.

Based primarily upon Mr. Saligman’s extensive executive management and leadership experience as a partner with a real estate firm and the former Chief Executive Officer of a consumer products company; strong strategic planning, accounting, financial, risk analysis, compensation, corporate governance and administrative skills and experience; and significant tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board determined that Mr. Saligman should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

PATRICK T. STOKES

Former Chairman of Anheuser-Busch Companies, Inc., which was the holding company parent of Anheuser-Busch, Incorporated, a producer and distributor of beer, which was acquired by InBev N.V./S.A. in November 2008. Mr. Stokes served as Chairman of Anheuser-Busch Companies, Inc. from December 2006 to November 2008 and was affiliated with Anheuser-Busch since 1969. He served as Senior Executive Vice President of Anheuser-Busch Companies, Inc. from 2000 to 2002 and as President and Chief Executive Officer from 2002 until December 2006. Director of the Company since 2004. Director of the following Ameren subsidiary: CILCORP (2008-March 2010). Other directorships: Anheuser-Busch Companies, Inc. (2000-2008); U.S. Bancorp (1992-present).

Age: 67.

Based primarily upon Mr. Stokes’ extensive executive management and leadership experience as the former Chairman, President and Chief Executive Officer of a beverage producer and distributor; strong strategic planning, banking, regulatory, financial, risk analysis, compensation, corporate governance and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board determined that Mr. Stokes should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

THOMAS R. VOSS

President and Chief Executive Officer of the Company (effective May 1, 2009; Executive Vice President and Chief Operating Officer of the Company and Chairman, President and Chief Executive Officer of UE through April 2009). Mr. Voss began his career with UE in 1969. He was elected Senior Vice President of UE, CIPS and Ameren Services in 1999, of AEG in 2001, of CILCORP and CILCO in 2003 and of IP in September 2004. He was elected Executive Vice President and Chief Operating Officer of the Company effective January 1, 2005 and Executive Vice President of UE, CIPS, CILCORP, CILCO and IP effective in May 2006. In January 2007, Mr. Voss was elected Chairman, President and Chief Executive Officer of UE. In April 2007, in connection with certain organizational changes to the Company’s structure and reporting relationships, Mr. Voss relinquished his officer positions at CIPS, Ameren Services, CILCO and IP and in May 2007, he relinquished his officer positions at CILCORP and AEG. Effective May 1, 2009, Mr. Voss assumed the position of President and Chief Executive Officer of the Company and relinquished his positions of Executive Vice President and Chief Operating Officer of the Company and Chairman, President and Chief Executive Officer of UE. Director of the Company since April 2009. Director of the following Ameren subsidiaries: CIPS (2001-2008); UE (2001-2009); CILCO (2003-2008); AEG (2003-2008); IP (2004-2008); CILCORP (2003-2008; May 2009-March 2010).

Age: 62.

Based primarily upon Mr. Voss’s extensive executive management and leadership experience as the President and Chief Executive Officer and former Executive Vice President and Chief Operating Officer of Ameren, and the former Chairman, President and Chief Executive Officer of UE; 41 years of experience with the Company (or subsidiaries); strong strategic planning, financial, regulatory, nuclear operations and administrative skills and experience; and contributions as a current Board member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board determined that Mr. Voss should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

STEPHEN R. WILSON

Chairman, President and Chief Executive Officer of CF Industries Holdings, Inc., a manufacturer and distributor of nitrogen and phosphate fertilizer products. Mr. Wilson served as CF Industries Holdings’ Chief Financial Officer from 1991 until 2003, when he was named President and Chief Executive Officer. He was elected Chairman of CF Industries Holdings, Inc. in 2005. Director of the Company since December 2009. Other directorships: CF Industries Holdings, Inc. (2005-present).

Age: 61.

Based primarily upon Mr. Wilson’s extensive executive management and leadership experience as the Chairman, President and Chief Executive Officer and the former Chief Financial Officer of an industrial manufacturing company; strong strategic planning, financial, risk analysis and administrative skills and experience, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board determined that Mr. Wilson should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

JACK D. WOODARD

Retired Executive Vice President and Chief Nuclear Officer of Southern Nuclear Operating Company, Inc., a subsidiary of The Southern Company, which is a utility holding company. Mr. Woodard joined The Southern Company system in 1971 and in 1993,
Mr. Woodard was elected Executive Vice President and Chief Nuclear Officer of Southern Nuclear Operating Company, Inc. He retired in 2004. Mr. Woodard served as an independent advisor to Ameren’s Board of Directors and to the Board’s Nuclear Oversight Committee from 2005 until his election as a director. Director of the Company since 2006.

Age: 66.

Based primarily upon Mr. Woodard’s extensive executive management and leadership experience as the former Executive Vice President and Chief Nuclear Officer of a utilities company; experience as an advisor to Ameren’s Board and the Nuclear Oversight Committee prior to his election to Ameren’s Board and as a consultant to certain electric utilities and power generation equipment and services supplier companies; strong regulatory, nuclear operations and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, as well as those demonstrated attributes discussed in the first paragraph under “INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS” above, the Board determined that Mr. Woodard should serve as a director of Ameren at the time that this proxy statement is filed with the SEC.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE DIRECTOR NOMINEES.

BOARD STRUCTURE

Board and Committee Meetings and Annual Meeting Attendance

During 2009, the Board of Directors met eight times. All directors attended or participated in 75 percent or more of the aggregate number of meetings of the Board and the Board Committees of which they were members.

The Company has adopted a policy under which Board members are expected to attend each shareholders’ meeting. At the 2009 annual meeting, all of the 11 then incumbent directors and all of the 13 directors nominated for election in 2009 were in attendance.

Director Qualification Standards

The Board of Directors, in accordance with NYSE listing standards, has adopted a formal set of Corporate Governance Guidelines which include certain director qualification standards.

Directors who attain age 72 prior to the date of an annual meeting are required to submit a letter to the Nominating and Corporate Governance Committee offering his or her resignation, effective with the end of the director’s elected term, for consideration by the Committee. The Nominating and Corporate Governance Committee will review the appropriateness of continued service on the Board of Directors by that director and make a recommendation to the Board of Directors and, if applicable, annually thereafter.

In addition, the Corporate Governance Guidelines provide that a director who undergoes a significant change in professional responsibilities, occupation or business association is required to notify the Nominating and Corporate Governance Committee and offer his or her resignation from the Board. The Nominating and Corporate Governance Committee will then evaluate the facts and circumstances and make a recommendation to the

Board whether to accept the offered resignation or request that the director continue to serve on the Board.

Board Leadership Structure

The Company’s By-Laws and Corporate Governance Guidelines delegate to the Board of Directors the right to exercise its discretion to either separate or combine the offices of Chairman of the Board and Chief Executive Officer. This decision is based upon the Board’s determination of what is in the best interests of the Company and its shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, skills and experience of the individual(s) filling those positions, and other relevant factors. The Board has determined that the Board leadership structure that is most appropriate at this time, given the specific characteristics and circumstances of the Company, the skills and experience of Mr. Rainwater and Mr. Voss and succession planning, is a leadership structure based on the experienced leadership afforded by a full-time Executive Chairman (currently Mr. Rainwater, former Chairman, President and Chief Executive Officer of the Company) and a full-time Chief Executive Officer (currently Mr. Voss), both positions being subject to oversight and review by the Company’s independent directors. The Board recognizes that depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. A combined Chairman and Chief Executive Officer Board leadership structure has previously served the Company and its shareholders well and may serve them well in the future. The Company is committed to reviewing this determination on an annual basis.

The Board’s leadership structure is designed so that independent directors exercise oversight of the Company’s management and key issues related to strategy and risk. Only independent directors serve on the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee of the Board and all standing Board committees are chaired by independent directors. Additionally, non-management directors regularly hold executive sessions of the Board outside the presence of the Executive Chairman, the Chief Executive Officer or any other Company employee and meet in private session with the Chief Executive Officer at every regularly scheduled Board meeting. The Board’s independent directors also hold executive sessions at least once each year. Such executive sessions are led by the Lead Director (as defined and discussed below).

According to the Company’s Corporate Governance Guidelines, when the Chairman of the Board is the Chief Executive Officer or an employee of the Company, the Nominating and Corporate Governance Committee of the Board of Directors shall select an independent director to preside or lead at each executive session (which selection shall be ratified by vote of the non-management directors of the Board of Directors) (the “Lead Director”). The Company’s Corporate Governance Guidelines set forth, as described below, the authority, duties and responsibilities of the Board of Directors’ Lead Director: convene and chair meetings of the non-management directors in executive session at each Board meeting; convene and chair meetings of the independent directors in executive session no less than once each year; preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors and independent directors; solicit the non-management directors for advice on agenda items for meetings of the Board; serve as a liaison between the Chairman and Chief Executive Officer and the non-management directors; call meetings of the independent directors; collaborate with the Chairman and Chief Executive Officer in developing the agenda for meetings of the Board and approve such agendas; consult with the Chairman and Chief Executive Officer on information that is sent to the Board; collaborate with the Chairman and the Chief Executive Officer and the chairpersons of the standing committees in developing and managing the schedule of meetings of the Board and approve such schedules; and if requested by major shareholders, ensure that he or she is available for consultation and direct communication. In performing the duties described above, the Lead Director is expected to consult with the chairs of the appropriate Board committees and solicit their participation. The Lead Director also performs such other duties as may be assigned to the Lead Director by the Company’s By-Laws or the Board of Directors.

Risk Oversight Process

Given the importance of monitoring risks, the Board has determined to utilize a committee specifically focused on oversight of the Company’s risk management. The Board has charged its Audit and Risk Committee with oversight responsibility of the Company’s overall business risk management process, which includes the identification, assessment, mitigation and monitoring of risks on a Company-wide basis. The Audit and Risk Committee meets on a regular basis to review the business risk management processes, at which time applicable members of senior management provide reports to the Audit and Risk Committee. While the Audit and Risk Committee retains this responsibility, it coordinates this oversight with other committees of the Board having primary oversight responsibility for specific risks (see “Board Committees–Standing Committee and Function” below). Each of the Board’s standing committees, in turn, receives regular reports from members of senior management concerning its assessment of Company risks within the purview of such committee.

Notwithstanding the Board’s oversight delegation to the Audit and Risk Committee, the entire Board is actively involved in risk oversight. The Audit and Risk Committee annually reviews for the Board which committees maintain oversight responsibilities described above and the overall effectiveness of the business risk management process. In addition, at each of its meetings, the Board receives a report from the Chair of the Audit and Risk Committee, as well as the chair of each of the other committees identified above, each of which is chaired by an independent director. The Board then discusses and deliberates on the Company’s risk management practices. Through the process outlined above, the Board believes that the leadership structure of the Board supports effective oversight of the Company’s risk management.

Board Committees

The Board of Directors has a standing Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear Oversight Committee, Public Policy Committee and Finance Committee, the members of which are identified below. The Audit and Risk Committee, Human Resources Committee and Nominating and Corporate Governance Committee are comprised entirely of non-management directors, each of whom the Board of Directors has determined to be “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and the Company’s Policy Regarding Nominations of Directors (the “Director Nomination Policy”).

Standing Committee and Function	Chair and Members	Meetings in 2009

Audit and Risk Committee

Appoints and oversees the independent registered public accountants; pre-approves all audit, audit-related services and non-audit engagements with independent registered public accountants; approves the annual internal audit plan, annual staffing plan and financial budget of the internal auditors; reviews with management the design and effectiveness of internal controls over financial reporting; reviews with management and independent registered public accountants the scope and results of audits and financial statements, disclosures and earnings press releases; reviews the appointment of the internal audit manager or any third party provider of internal audit services; reviews the internal audit function; reviews with management the business risk management processes, which include the identification, assessment, mitigation and monitoring of risks on a Company-wide basis; coordinates its oversight of business risk management with other board committees having primary oversight responsibilities for specific risks; performs other actions as required by the Sarbanes-Oxley Act of 2002, the NYSE listing standards and its Charter; establishes a system by which employees may communicate directly with members of the Committee about accounting, internal controls and financial reporting deficiency; and performs its committee functions for all Ameren subsidiaries which are registered companies pursuant to the Securities Exchange Act of 1934. Douglas R. Oberhelman qualifies as an “audit committee financial expert” as that term is defined by the SEC. A more complete description of the duties of the Committee is contained in the Audit and Risk Committee’s Charter available at http://www.ameren.com/Investors.

	Douglas R. Oberhelman, Chairman Stephen F. Brauer Susan S. Elliott Ellen M. Fitzsimmons Stephen R. Wilson	9

Human Resources Committee

Reviews and approves objectives relevant to the compensation of Chief Executive Officers of the Company and its subsidiaries as well as other executive officers; administers and approves awards under the incentive compensation plan; administers and approves incentive compensation plans, executive employment agreements, severance agreements, change in control agreements and determines policy with respect to Section 162(m) of the Internal Revenue Code of 1986 (the “IRC”); reviews with management, and prepares an annual report regarding, the Compensation Discussion and Analysis section of the Company’s Form 10-K and proxy statement; acts on important policy matters affecting personnel; performs other actions as required by the NYSE listing standards and its Charter; and performs its committee functions for all Ameren subsidiaries which are registered companies pursuant to the Securities Exchange Act of 1934. A more complete description of the duties of the Committee is contained in the Human Resources Committee’s Charter available at http://www.ameren.com/Investors.

	Patrick T. Stokes, Chairman Walter J. Galvin James C. Johnson Harvey Saligman	7

Standing Committee and Function	Chair and Members	Meetings in 2009

Nominating and Corporate Governance Committee

Adopts policies and procedures for identifying and evaluating director nominees; identifies and evaluates individuals qualified to become Board members and director candidates, including individuals recommended by shareholders; reviews the Board’s policy for director compensation and benefits; establishes a process by which shareholders and other interested persons will be able to communicate with members of the Board; develops and recommends to the Board corporate governance guidelines; oversees the Company’s code of business conduct (referred to as its Corporate Compliance Policy), Code of Ethics for Principal Executive and Senior Financial Officers and the Policy and Procedures With Respect to Related Person Transactions (see “— CORPORATE GOVERNANCE” below); performs other actions as required by the NYSE listing standards and its Charter; and performs its committee functions for all Ameren subsidiaries which are registered companies pursuant to the Securities Exchange Act of 1934. A more complete description of the duties of the Committee is contained in the Nominating and Corporate Governance Committee’s Charter available at http://www.ameren.com/Investors.

	James C. Johnson, Chairman Ellen M. Fitzsimmons Douglas R. Oberhelman Harvey Saligman Patrick T. Stokes	7
Nuclear Oversight Committee Provides Board-level oversight of the Company’s nuclear power facility as well as long-term plans and strategies of the Company’s nuclear power program and makes appropriate reports to the Board. A more complete description of the duties of the Committee is contained in the Nuclear Oversight Committee’s Charter available at http://www.ameren.com/Investors.	Jack D. Woodard, Chairman Susan S. Elliott Gayle P.W. Jackson Charles W. Mueller Stephen R. Wilson	6

Public Policy Committee

Identifies, evaluates and monitors matters relating to corporate citizenship, including, but not limited to, the support of charitable, political and educational organizations, relevant health and safety issues and community and government relations; reviews policies and practices relating to protecting the environment, relevant public affairs issues and the Company’s involvement in key regulatory proceedings; assures that the Company addresses relevant public affairs issues from a perspective that emphasizes the interests of its key constituents and shareholders; reviews and recommends to the Board shareholder proposals for inclusion in proxy materials that relate to public affairs and/or corporate social responsibility issues; and reviews annually with management the performance for the immediately preceding year regarding public policy-related stakeholder relationships (including, as appropriate, communities, customers, and governmental relationships). A more complete description of the duties of the Committee is contained in the Public Policy Committee’s Charter available at http://www.ameren.com/Investors.

	Gayle P.W. Jackson, Chairman Charles W. Mueller Jack D. Woodard	6

Standing Committee and Function	Chair and Members	Meetings in 2009

Finance Committee

Oversees overall financial policies and objectives of the Company and its subsidiaries, including capital project review and approval of financing plans and transactions, investment policies and rating agency objectives; reviews and makes recommendations regarding the Company’s dividend policy; reviews and recommends to the Board the capital budget of the Company and its subsidiaries; reviews, approves and monitors all capital projects with estimated capital expenditures of between $25 million and $50 million; recommends to the Board and monitors all capital projects with estimated capital costs in excess of $50 million; reviews and evaluates potential mergers, acquisitions, participations in joint ventures, divestitures and other similar transactions; approves the investment strategy and asset allocation guidelines for those pension plans sponsored and administered by the Company or one or more of its subsidiaries (“Company Pension Plans”); approves actions or delegates responsibilities for the investment strategy and asset allocation guidelines for the Company Pension Plans; recommends to the Board amendments to the Company Pension Plans, except as otherwise delegated; monitors actuarial assumptions and reviews the investment performance, funded status and projected contributions for the Company Pension Plans; reviews the Company’s and its subsidiaries’ capital markets and other financing plans; reviews and recommends to the Board the Company’s equity financings; and approves the parameters for the material terms of the Company’s long-term debt financings and its subsidiaries’ long-term debt and equity issuances. A more complete description of the duties of the Committee is contained in the Finance Committee’s Charter available at http://www.ameren.com/Investors.

	Walter J. Galvin, Chairman Stephen F. Brauer Charles W. Mueller	8

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Policies, Committee Charters and Codes of Conduct

The Board of Directors has adopted Corporate Governance Guidelines, a Director Nomination Policy, a Policy Regarding Communications to the Board of Directors, a Policy and Procedures With Respect to Related Person Transactions and written charters for its Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear Oversight Committee, Public Policy Committee and Finance Committee. The Board of Directors also has adopted the Company’s code of business conduct (referred to as its Corporate Compliance Policy) applicable to all of the Company’s directors, officers and employees, and the Company’s Code of Ethics for Principal Executive and Senior Financial Officers. These documents and other items relating to the governance of the Company can be found on our website at http://www.ameren.com. These documents are also available in print free of charge to any shareholder who requests them from the Office of the Company’s Secretary.

Human Resources Committee Governance

The Human Resources Committee focuses on good governance practices in its operation. In 2009, this included:

•	considering compensation for the Executives (as defined below) in the context of all of the components of total compensation;

•	requiring several meetings to discuss important decisions;

•	reviewing tally sheets for the Executives including all components of total compensation packages (tally sheets help the Committee understand the cumulative effect of the compensation decisions it has made over time, to determine whether the result has been excessive or unreasonable; the Committee concluded upon review that it was neither);

•	receiving meeting materials several days in advance of meetings;

•	conducting executive sessions with Committee members only; and

•	obtaining professional advice from an outside compensation consultant engaged directly by and who reports to the Committee.

Delegation of Authority

The Human Resources Committee has delegated authority to the Human Resources Administrative Committee, comprised of designated members of management, to approve changes to certain of the Company’s retirement plans.

Role of Executive Officers

The role of executive officers in compensation decisions for 2009 is described below under “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS — Role of Executive Officers.” Neither Mr. Rainwater nor Mr. Voss, while Chief Executive Officer of the Company, was involved in determining his own compensation. See “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS — Timing of Compensation Decisions and Awards” below.

Role of Compensation Consultants

In 2009, the Human Resources Committee directly retained Hewitt Associates (“Hewitt”) as its outside compensation consulting firm. The Committee informed Hewitt in writing that it expected Hewitt to be frank and upfront with the Committee at all times and to advise the Committee if and when there were elements of management proposals to the Committee that Hewitt believed the Committee should not support. The Committee specified that the scope of Hewitt’s work with the Committee was to:

•	provide ongoing recommendations regarding executive compensation consistent with Ameren’s business needs, its pay philosophy, market trends and the latest legal and regulatory considerations;

•	provide market data as background to annual decisions regarding Chief Executive Officer and senior management base salaries and short-term and long-term incentive amounts;

•	advise the Committee as to best practices for working effectively with management while representing shareholders’ interests; and

•	provide other services as the Committee may request.

For 2009, Hewitt provided the following services to the Committee:

•	competitive market pay and market trend analyses;

•	preparation of tally sheets and review of the same with the Committee;

•	advice with respect to legal, regulatory, and/or accounting considerations impacting Ameren’s compensation and benefit programs;

•	assistance with the design of compensation and executive benefit programs, including changes to the long-term incentive compensation program for grants made in 2009, changes to the executive severance plan in 2009 and changes to the deferred compensation program beginning in 2010; and

•	other requests relating to executive compensation issues.

Hewitt representatives attended six of the seven Human Resources Committee meetings during 2009 and, as described below, met separately with the Committee.

In 2004, the Human Resources Committee selected the principal executive compensation consultant from Hewitt that reports to the Committee. During 2009, various factors contributed to the autonomy of the executive compensation consultant, including the following: (1) the consultant did not operate as the primary relationship manager for other work Ameren might do with the consultant’s firm; and (2) the consultant met separately with the Committee members outside the presence of management at each meeting which the consultant attended at the Committee’s request, and spoke separately with the Committee Chair and other Committee members between meetings, as necessary or desired. In addition, Hewitt adopted a policy, effective October 1, 2007, that expressly provided that the compensation of its executive compensation consultants would not be impacted by any other services Hewitt might provide to the clients served by those consultants, or by Hewitt’s overall profitability. Other than services provided to the Human Resources Committee as set forth above and for the Nominating and Corporate Governance Committee as described below, Hewitt did not perform any other services to the Company in 2009.

In early 2010, Hewitt spun off a portion of its executive compensation practice into a separate and independent entity named Meridian Compensation Partners, LLC (“Meridian”). For 2010, the Human Resources Committee has engaged Meridian as its independent compensation consultant.

Also in 2009, Hewitt was retained by the Nominating and Corporate Governance Committee as its outside consulting firm with respect to director compensation matters. See “— Director Compensation” below for a description of the services Hewitt provided to the Nominating and Corporate Governance Committee in 2009. For 2010, the Nominating and Corporate Governance Committee has engaged Meridian as its outside consulting firm with respect to director compensation matters.

Human Resources Committee Interlocks and Insider Participation

The current members of the Human Resources Committee of the Board of Directors, Messrs. Johnson, Galvin, Saligman and Stokes, were not at any time during 2009 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under applicable SEC rules.

No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Human Resources Committee during 2009.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with the Company’s Director Nomination Policy, a copy of which is attached hereto as Appendix A. Briefly, the Committee will consider as a candidate any director of the Company who has indicated to the Committee that he or she is willing to stand for re-election as well as any other person who is recommended by any shareholders of the Company who provide the required information and certifications within the time requirements, as set forth in the Director Nomination Policy. The Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees. In 2009, the Company made payments in the approximate amount of $2,038 to Spencer Stuart, Inc., which was engaged by the Committee, to assist in identifying and evaluating potential director nominees.

In considering a potential nominee for the Board, shareholders should note that in selecting candidates, the Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who display the independence to effectively represent the best interests of all shareholders. Candidates are selected for their ability to exercise good judgment, and to provide practical insights and diverse perspectives. Candidates also will be assessed in the context of the then-current composition of the Board, the operating requirements of the Company and the long-term interests of all shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills) and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. Although the Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process and under no circumstances will the Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors.

The Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:

•	the highest professional and personal ethics;

•	broad experience in business, government, education or technology;

•	ability to provide insights and practical wisdom based on their experience and expertise;

•	commitment to enhancing shareholder value;

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•	compliance with legal and regulatory requirements;

•	ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company; and

•	independence; a majority of the Board shall consist of independent directors, as defined by the Company’s Director Nomination Policy. See “— Director Independence” below.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules. In addition, because the Company is committed to maintaining its tradition of inclusion and diversity within the Board, each assessment and selection of director candidates will be made by the Nominating and Corporate Governance Committee in compliance with the Company’s policy of non-discrimination based on race, color, religion, sex, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by law. In connection with its periodic review of the Director Nomination Policy and at the time of consideration of each potential nominee to the Board, the Nominating and Corporate Governance Committee conducts an assessment of the effectiveness of its policy of diversity considerations regarding director candidates.

The Company’s Corporate Governance Guidelines provide that if a director has a significant change in professional responsibilities, occupation or business association, he or she is required to notify the Nominating and Corporate Governance Committee and offer his or her resignation from the Board. The Nominating and Corporate Governance Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept the resignation or request the director to continue to serve on the Board.

The Company’s Director Nomination Policy requires all directors standing for re-election to agree that in the event any director fails to obtain the required majority vote at an annual meeting of shareholders, such director will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee and recommendation to the Company’s Board.

Executive Sessions of Non-management Directors and of Independent Directors

The non-management directors meet privately in executive sessions to consider such matters as they deem appropriate, without management being present, as a routinely scheduled agenda item for every Board meeting. An executive session including only independent directors as defined by the NYSE listing standards is also held no less than once each year. During 2009, all non-management directors were independent, except Jack D. Woodard for the first quarter of 2009, who was determined to be independent effective as of April 1, 2009, and Charles W. Mueller. See “— Director Independence” below. Patrick T. Stokes served as Lead Director presiding at such executive sessions during 2009. The Lead Director’s duties include convening and chairing meetings of the non-management directors in executive session at each Board meeting; convening and chairing meetings of the independent directors in executive session at each Board meeting; presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors and independent directors; soliciting the non-management directors for advice on agenda items for meetings of the Board; serving as a liaison between the Chairman and the Chief Executive Officer and the non-management directors; calling meetings of the independent directors; collaborating with the Chairman and the Chief Executive Officer in developing the agenda for meetings of the Board and approving such agendas; consulting with the Chairman and the Chief Executive Officer on information that is sent to the Board; collaborating with the Chairman and the Chief Executive Officer and the chairpersons of the standing committees in developing and managing the schedule of meetings of the Board and approving such schedules; and if requested by major shareholders, ensuring that he is available for consultation and direct communication.

Director Independence

Pursuant to NYSE listing standards, the Company’s Board of Directors has adopted a formal set of categorical independent standards with respect to the determination of director independence. These standards are set forth in the Company’s Director Nomination Policy, as amended, attached to this proxy statement as Appendix A. The provisions of the Director Nomination Policy regarding director independence meet and in some areas exceed the listing standards of the NYSE. In accordance with the Director Nomination Policy, in order to be considered independent a director must be determined to have no material relationship with the Company other than as a director. The Director Nomination Policy specifies the criteria by which the independence of our directors will be determined.

Under the Director Nomination Policy, an “independent director” is one who:

•	has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;

•	is not an employee of the Company and no member of his or her immediate family is an executive officer of the Company;

•	has not been employed by the Company and no member of his or her immediate family has been an executive officer of the Company during the past three years;

•

has not received and no member of his or her immediate family has received more than $120,000 per year in direct compensation from the Company in any capacity other than as a director or as a pension for prior service during the past three years;

•

is not currently a partner or employee of a firm that is the Company’s internal or external auditor; does not have an immediate family member who is a current partner of the Company’s internal or external auditor; does not have an immediate family member who is a current employee of the Company’s internal or external auditor and who personally works on the Company’s audit; and for the past three years has not, and no member of his or her immediate family has been a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•

is not and no member of his or her immediate family is currently, and for the past three years has not been, and no member of his or her immediate family has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director or an immediate family member of the director;

•

is not an executive officer or an employee, and no member of his or her immediate family is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year, exceeds the greater of $1 million, or two percent of such other company’s consolidated revenues during any of the past three years;

•	is free of any relationships with the Company that may impair, or appear to impair his or her ability to make independent judgments; and

•

is not and no member of his or her immediate family is employed as an executive officer of a charitable organization that receives contributions from the Company or a Company charitable trust, in an amount which exceeds the greater of $1 million or two percent of such charitable organization’s total annual receipts.

For purposes of determining a “material relationship,” the following standards are utilized:

•

any payments by the Company to a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

•

the aggregate amount of such payments must not exceed two percent of the Company’s consolidated gross revenues; provided, however, there may be excluded from this two percent standard payments arising from (a) competitive bids which determined the rates or charges for the services and (b) transactions involving services at rates or charges fixed by law or governmental authority.

For purposes of these independence standards, (i) immediate family members of a director include the director’s spouse, parents, stepparents, children, stepchildren, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the director’s home and (ii) the term “primary business affiliation” means an entity of which the director or the director’s immediate family member is a principal/executive officer or in which the director or the director’s immediate family member holds at least a five percent equity interest.

In accordance with the Director Nomination Policy, the Board undertook its annual review of director and director nominee independence. During this review, the Board considered transactions and relationships between each director and director nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors, nominees or any member of their immediate family (or any entity of which a director, director nominee or an immediate family member is an executive officer, general partner or significant equity holder). As provided in the Director Nomination Policy, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director or nominee is independent.

This review specifically included all transactions with entities with which the directors and nominees are associated. Certain directors are employed by or otherwise associated with companies which purchased energy services from subsidiaries of the Company, which services were either rate-regulated or competitively bid. In particular, the Board reviewed non rate-regulated and non-competively bid transactions between subsidiaries of the Company and Emerson Electric Co., Caterpillar Inc. and BJC HealthCare and their respective subsidiaries and affiliates since the aggregate amount involved in such transactions exceeded $120,000. Mr. Galvin is the Vice Chairman of Emerson Electric Co., which, together with its subsidiaries (“Emerson”), purchased rate-regulated energy services from and made utility pole attachment license payments to Company subsidiaries. Certain Company subsidiaries purchased, on a negotiated basis, engineering system support and consulting services as well as electric motors, control valves and associated instrumentation and other materials from Emerson. The Board determined that its subsidiaries followed the Company procurement and sales policies and procedures, that the amounts were well under the thresholds under the director independence requirements and that Mr. Galvin did not have a direct or indirect material interest in the transactions. Mr. Oberhelman is Vice Chairman and Chief Executive Officer-Elect of Caterpillar Inc. In addition, Mr. Oberhelman’s wife is the Chief Executive Officer of Cullinan Properties, Ltd. (“Cullinan Properties”), a real estate development firm. The transactions between Company subsidiaries and (1) Caterpillar Inc. and its subsidiaries and affiliates and (2) Cullinan Properties and its subsidiaries and affiliates are described below in this proxy statement under the caption, “Policy and Procedures With Respect to Related Person Transactions.” The Board determined that its subsidiaries followed Company procurement and sales policies and procedures and that the amounts were well under the thresholds under the director independence requirements. Mr. Lipstein is President and Chief Executive Officer of BJC HealthCare which, together with its affiliates (“BJC HealthCare”), purchased rate-regulated energy services from Company subsidiaries. Certain Company subsidiaries made claims payments, on a negotiated basis, to BJC HealthCare, one of the health care providers under our group health plan. The Board determined that its subsidiaries followed the Company procurement and sales policies and procedures, that the amounts were well under the thresholds under the director independence requirements and that Mr. Lipstein did not have a direct or indirect material interest in the transactions.

The Board also reviewed all contributions made by the Company and its subsidiaries to charitable organizations with which the directors or their immediate family members serve as an executive officer. The Board determined that the contributions were consistent with similar contributions, were approved in accordance with the Company’s normal procedures and were under the thresholds of the director independence requirements.

All of the referenced transactions were ordinary course commercial transactions made on an arms length basis. The Board considered each of these transactions and relationships and determined that none of them was material or affected the independence of directors involved under either the general independence standards contained in the NYSE’s listing standards or the categorical standards contained in our Director Nomination Policy.

As a result of this review, the Board, at its meeting in February 2010, affirmatively determined that the following directors or nominees for director are independent under the standards set forth in the Director Nomination Policy: Stephen F. Brauer, Susan S. Elliott, Ellen M. Fitzsimmons, Walter J. Galvin, Gayle P.W. Jackson, James C. Johnson, Steven H. Lipstein, Douglas R. Oberhelman, Harvey Saligman, Patrick T. Stokes, Stephen R. Wilson and Jack D. Woodard; and that Gary L. Rainwater, Charles W. Mueller and Thomas R. Voss are not independent under the Director Nomination Policy.

All members of the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee of the Board of Directors are independent under the standards set forth in the Director Nomination Policy.

Policy and Procedures With Respect to Related Person Transactions

In 2007, the Board of Directors adopted the Ameren Corporation Policy and Procedures With Respect to Related Person Transactions. This written policy provides that the Nominating and Corporate Governance Committee will review and approve Related Person Transactions (as defined below); provided that the Human Resources Committee will review and approve the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose compensation exceeds $120,000. The Chair of the Nominating and Corporate Governance Committee has delegated authority to act between Committee meetings.

The policy defines a “Related Person Transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than (1) competitively bid or regulated public utility services transactions; (2) transactions involving trustee type services; (3) transactions in which the Related Person’s interest arises solely from ownership of Company equity securities and all equity security holders received the same benefit on a pro rata basis; (4) an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction if (i) the compensation arising from the relationship or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules, or (ii) the executive officer is not an immediate family member of another executive officer or director and such compensation would have been reported under the SEC’s executive and director compensation proxy statement disclosure rules as compensation earned for services to the Company if the executive officer was a named executive officer as that term is defined in the SEC’s executive and director compensation proxy statement disclosure rules, and such compensation has been or will be approved, or recommended to our Board of Directors for approval, by the Human Resources Committee of our Board of Directors; or (5) if the compensation of or transaction with a director is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules.

“Related Person” is defined as (1) each director, director nominee and executive officer of the Company, (2) five percent or greater beneficial owners, (3) immediate family members of the foregoing persons and (4) any entity in which any of the foregoing persons is a general partner or principal or in a similar position or in which such person and all other related persons to such person has a 10 percent or greater beneficial interest.

The Office of the Corporate Secretary of the Company will assess whether a proposed transaction is a Related Person Transaction for purposes of the policy.

The policy recognizes that certain Related Person Transactions are in the best interests of the Company and its shareholders.

The approval procedures in the policy identify the factors the Nominating and Corporate Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to pre-approved Related Person Transactions. The Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Corporate Governance Committee, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a general partner, 10 percent or greater shareholder or executive officer; the availability and costs of other sources for comparable products or services; the terms of the transaction; the terms available to or from unrelated third parties or to employees generally; and an analysis of the significance of the transaction to both the Company and the Related Person. The Nominating and Corporate Governance Committee will approve only those Related Person Transactions (a) that are in compliance with applicable SEC rules and regulations, NYSE listing requirements and the Company’s policies, including but not limited to the Corporate Compliance Policy and (b) that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Nominating and Corporate Governance Committee determines in good faith.

The policy provides for the annual pre-approval by the Nominating and Corporate Governance Committee of certain Related Person Transactions that are identified in the policy, as the policy may be supplemented and amended. For 2009, the Nominating and Corporate Governance Committee (and the Human Resources Committee, in the case of employment relationships involving compensation exceeding $120,000) approved, and for 2010 pre-approved, in accordance with the policy, the following Related Person Transactions:

•	purchases by the Company and/or its subsidiaries of equipment, equipment leases and repair, maintenance and training services from Caterpillar Inc.

(employer of Director Oberhelman) or its subsidiaries and affiliates; provided that the aggregate amount of all such transactions, together with all other transactions between the Company or its subsidiaries and Caterpillar Inc. or its subsidiaries and affiliates, may not exceed two percent of the Company’s or Caterpillar Inc.’s consolidated gross revenues during any of the past three years;

•

sales of non-regulated energy services by the Company and/or its subsidiaries to Caterpillar Inc. or its subsidiaries and affiliates; provided that the aggregate amount of all such transactions, together with all other transactions between the Company or its subsidiaries and Caterpillar Inc. or its subsidiaries and affiliates, may not exceed two percent of Caterpillar Inc.’s consolidated gross revenues during any of the past three years;

•

leases by the Company or its subsidiaries of real property to Cullinan Properties or its subsidiaries and affiliates; provided that the aggregate amount of all such transactions, together with all other transactions between the Company or its subsidiaries and Cullinan Properties or its subsidiaries and affiliates, may not exceed the greater of $1 million or two percent of Cullinan Properties’ consolidated gross revenues during any of the past three years;

•	employment of Charles R. Mueller, Manager, Strategic Initiatives, CILCO, son of Charles W. Mueller, a director of Ameren; and

•	employment of Michael G. Mueller, President of Ameren Energy Fuels and Services Company and Vice President of Ameren Services, son of Charles W. Mueller, a director of Ameren.

Other than the employment relationships of Charles R. Mueller and Michael G. Mueller described above, the only director that had a business relationship with the Company in 2009 that is required to be reported is Mr. Oberhelman. Mr. Oberhelman is an executive officer of Caterpillar Inc. which purchases regulated public utility energy services and non-regulated energy services from certain of the Company’s subsidiaries (primarily CILCO, Ameren Energy Marketing Company, IP and UE) and sells and leases equipment to and provides repair, maintenance and training services for some of our subsidiaries. During 2009, revenues from energy sales by Ameren subsidiaries to Caterpillar Inc. aggregated approximately $19.8 million excluding revenues from the supply of regulated public utility services and revenues based on competitive bid transactions. Payments made during 2009 by our subsidiaries to Caterpillar Inc. for the purchase or lease of equipment and for repair, maintenance and training services aggregated approximately $7.1 million. During 2009, Cullinan Properties made lease payments to CILCO for property use aggregating approximately $11,000. These transactions, many of which are for multiple year terms, were entered into in the ordinary course of business on an arms length basis. The total of all payments made by our subsidiaries to Caterpillar Inc. and payments received by our subsidiaries from Caterpillar Inc. and Cullinan Properties during 2009 (including payments related to the supply of regulated public utility services and payments related to competitive bid transactions) did not exceed two percent of Caterpillar Inc.’s 2009 consolidated revenues of approximately $32.4 billion or two percent of Cullinan Properties consolidated revenues, respectively. In addition, the total of all payments made by our subsidiaries to Caterpillar Inc. during 2009 was less than two percent of our 2009 consolidated revenues of approximately $7.1 billion. Caterpillar Inc., Cullinan Properties and Ameren transactions also did not exceed these two percent thresholds during 2007 and 2008.

In addition to the above business relationships, certain of the Company’s directors and executive officers had reportable family relationships in 2009. Charles W. Mueller is the father of Michael G. Mueller, President of the Company’s wholly-owned indirect subsidiary,

Ameren Energy Fuels and Services Company and a Vice President of Ameren Services, for which he received in 2009 total compensation (consisting of all equivalent items included in total compensation in columns (c) through (i), inclusive, of the Summary Compensation Table in this proxy statement) of $537,952 (including $81,278, representing the grant date fair value computed in accordance with authoritative accounting guidance of performance share unit awards under the Company’s 2006 Omnibus Incentive Compensation Plan). See below for more information regarding performance share unit awards and other compensation, respectively. Another son of Mr. Mueller, Charles R. Mueller, is employed by CILCO as a Manager of Strategic Initiatives, for which he received total compensation (consisting of all equivalent items included in total compensation in columns (c) through (i), inclusive, of the Summary Compensation Table in this proxy statement) of $201,871 for 2009 (including $15,939, representing the grant date fair value computed in accordance with authoritative accounting guidance of performance share unit awards under the Company’s 2006 Omnibus Incentive Compensation Plan.)

Policy Regarding Communications to the Board of Directors

The non-management directors of the Board of Directors have adopted a policy for shareholders and other interested persons to send communications to the Board. Shareholders and other interested persons who desire to communicate with the Company’s directors or a particular director may write to: Ameren Corporation Board of Directors, c/o Head of Investor Relations, Mail Code 202, 1901 Chouteau Avenue, St. Louis, Missouri 63103. E-mail communications to directors should be sent to directorcommunication@ameren.com. All communications should not exceed 500 words in length and must be accompanied by the following information: if the person submitting the communication is a shareholder, a statement of the number of shares of the Company’s Common Stock that the person holds; if the person submitting the communication is not a shareholder and is submitting the communication to the Lead Director or the non-management directors as an interested party, the nature of the person’s interest in the Company; any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication. Communications received from shareholders and other interested persons to the Board of Directors will be reviewed by the Head of Investor Relations and if they are relevant to, and consistent with, the Company’s operations and policies that are approved by all non-management members of the Board and if they conform to the procedural requirements of the Policy, they will be forwarded by the Office of the Corporate Secretary to the Lead Director or applicable Board member or members as expeditiously as reasonably practicable.

Annual Assessment of Board, Board Committee and Individual Director Performance

The Board reviews its own performance, structure and processes in order to assess how effectively it is functioning. This assessment is implemented and administered by the Nominating and Corporate Governance Committee through an annual Board self-evaluation survey. Individual directors are also asked annually to assess each other’s performance through a director peer assessment. The views of individual directors are collected by the Secretary of the Company and the Chairman of the Nominating and Corporate Governance Committee and summarized for consideration by the full Board. In addition, each of the Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear Oversight Committee, Public Policy Committee and Finance Committee, of the Board conduct an annual self-evaluation of its performance.

DIRECTOR COMPENSATION

Role of Director Compensation Consultants

As noted above under “— BOARD STRUCTURE — Role of Compensation Consultants,” the Nominating and Corporate Governance Committee directly retained Hewitt to advise it with respect to director compensation matters. During 2009, Hewitt conducted an outside director market pay analysis for the Nominating and Corporate Governance Committee and attended a Committee meeting to discuss the analysis.

Fees and Stock Awards

The Nominating and Corporate Governance Committee of the Board of Directors of Ameren has approved the following compensation program for each director who is not an employee of the Company:

•	an annual cash retainer of $50,000 payable in 12 equal installments;

•

an award of immediately vested shares of the Company’s Common Stock equaling approximately $80,000 provided annually to all directors on or about January 1. An award of immediately vested shares of the Company’s Common Stock equaling approximately $80,000 is also provided to new directors upon initial election to the Board;

•	a fee of $1,500 for each Board meeting attended;

•	a fee of $1,500 for each Board Committee meeting attended;

•

an additional annual cash retainer of $20,000 for the Lead Director and $10,000 for the chairpersons of the Human Resources Committee, the Nominating and Corporate Governance Committee, the Nuclear Oversight Committee, the Public Policy Committee and the Finance Committee;

•	an additional annual cash retainer of $15,000 for the chairperson of the Audit and Risk Committee and an additional $10,000 annual cash retainer for the other members of the Audit and Risk Committee;

•

an additional annual cash retainer of $5,000 for members of the Human Resources Committee, the Nominating and Corporate Governance Committee, the Nuclear Oversight Committee, the Public Policy Committee and the Finance Committee;

•	reimbursement of customary and usual travel expenses; and

•	eligibility to participate in a nonqualified deferred compensation program, as described below.

Directors who are employees of the Company do not receive compensation for their services as a director.

The following table sets forth the compensation paid to non-management directors for fiscal year 2009, other than reimbursement for travel expenses.

DIRECTOR COMPENSATION TABLE

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Option Awards(3) ($) (d)	Non-Equity Incentive Plan Compensation(3) ($) (e)	Change In Pension Value and Nonqualified Deferred Compensation Earnings(4) ($) (f)	All Other Compensation(5) ($) (g)	Total ($) (h)
S.F. Brauer	98,004	80,004	–	–	–	–	178,008
S.S. Elliott	98,004	80,004	–	–	–	–	178,008
E.M. Fitzsimmons	65,836	80,021	–	–	–	–	145,857
W.J. Galvin	98,004	80,004	–	–	4,242	–	182,250
G.P.W. Jackson	95,004	80,004	–	–	–	–	175,008
J.C. Johnson	98,004	80,004	–	–	–	–	178,008
C.W. Mueller	107,004	80,004	–	–	–	14,175	201,183
D.R. Oberhelman	106,008	80,004	–	–	8,225	–	194,237
H. Saligman	93,012	80,004	–	–	47,832	–	220,848
P.T. Stokes	118,008	80,004	–	–	12,112	–	210,124
S.R. Wilson	0	80,020	–	–	–	–	80,020
J.D. Woodard	96,504	80,004	–	–	8,415	–	184,923

(1)	Represents the cash retainer and fees for service on the Board of Directors and its committees and meeting attendance as discussed above.

(2)	As discussed above, the annual grants of immediately vested shares of the Company’s Common Stock equaling approximately $80,000 were awarded to Directors Brauer, Elliott, Galvin, Jackson, Johnson, Mueller, Oberhelman, Saligman, Stokes and Woodard on January 15, 2009, to Director Fitzsimmons on June 19, 2009 and to Director Wilson on December 18, 2009. The price at which such shares were granted to the non-management directors pursuant to the 2006 Omnibus Incentive Compensation Plan was $33.07 per share on January 15, 2009, $24.09 per share on June 19, 2009 and $28.08 per share on December 18, 2009. As of December 31, 2009, the number of stock awards outstanding for each director was: Mr. Brauer 5,419 shares; Ms. Elliott 7,419 shares; Ms. Fitzsimmons 3,330 shares; Mr. Galvin 4,419 shares; Ms. Jackson 6,419 shares; Mr. Johnson 6,419 shares; Mr. Mueller 7,419 shares; Mr. Oberhelman 7,719 shares; Mr. Saligman 9,919 shares; Mr. Stokes 7,419 shares; Mr. Wilson 2,850 shares and Mr. Woodard 5,419 shares.

(3)	No stock option awards or payouts under non-equity incentive plans were received by any non-management director in 2009.

(4)	Ameren does not have a pension plan for non-management directors. The amount in this column consists solely of the above market earnings on cash compensation deferred with respect to plan years commencing prior to January 1, 2010 (see
“— Directors Deferred Compensation Plan Participation” below).

(5)	In the case of Director Mueller, the amount represents the estimated costs to the Company of office space and secretarial services at the Company’s headquarters, and the use by Director Mueller of a Company recreational facility during 2009.

Directors Deferred Compensation Plan Participation

During 2009, an optional deferred compensation plan available to directors (the “Directors Deferred Compensation Plan”) permitted non-management directors to defer all or part of their annual cash retainers, meeting fees and Company Common Stock share awards as described below. The deferred compensation plan available to directors prior to 2009 permitted non-management directors to defer only annual cash retainers and meeting fees. Directors Galvin, Oberhelman, Saligman, Stokes and Woodard elected to defer their annual Board and Board Committee cash retainers, meeting fees and 2009 stock award under the Directors Deferred Compensation Plan in 2009.

All deferrals of Company Common Stock awards pursuant to the Directors Deferred Compensation Plan are converted to “Stock Units,” representing each share of Company Common Stock awarded to and deferred by the participant. Stock Units are not considered actual shares of Company Common Stock and participants have no rights as an Ameren shareholder with respect to any Stock Units until shares of Company Common Stock are delivered in accordance with the Directors Deferred Compensation Plan. Participants will have the right to receive dividend equivalents on Stock Units as of each dividend payment date, which are to be converted to additional Stock Units on the dividend payment date of Company Common Stock in accordance with the 2006 Omnibus Incentive Compensation Plan. The price used for converting dividend equivalents to additional Stock Units is determined using the same methodology as the price used for calculating the number of additional shares purchased as of such dividend payment date under the Ameren DRPlus Plan.

All payments under the Directors Deferred Compensation Plan relating to deferrals of a director’s Company Common Stock award (including dividend equivalents which will be converted into additional Stock Units) will be made in the form of one share of Company Common Stock for each Stock Unit or fraction thereof. Each such share of Company Common Stock will be distributed subject to the terms of and pursuant to the 2006 Omnibus Incentive Compensation Plan and the related award agreement issued to the director thereunder.

With respect to retainer and meeting fees, deferred amounts, plus an interest factor, are used to provide payout distributions following completion of Board service and certain death benefits. Cash compensation deferred with respect to plan years commencing prior to January 1, 2010 earns interest at 150 percent of the average Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Directors Deferred Plan Index Rate”) until the participant director retires or dies in accordance with the terms of the Directors Deferred Compensation Plan. After the participant director retires or dies, the deferred amounts earn interest at the average Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Directors Deferred Plan Base Rate”). See “Directors Deferred Compensation Plan For Plan Years Commencing On and After January 1, 2010” below for a description of changes to the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010. For 2009, the Directors Deferred Plan Base Rate was 5.63 percent and the Directors Deferred Plan Index Rate was 8.45 percent.

A participant director may choose to receive the deferred amounts upon ceasing to be a member of the Company’s Board of Directors in a lump sum payment or in installments over a set period of up to 15 years. However, in the event a participant ceases being a member of the Company’s Board of Directors prior to age 55, the balance in such participant’s deferral account shall be distributed in a lump sum to the participant within 30 days of the date the participant ceases being a member of the Company’s Board of Directors. In the event a participant ceases being a member of the Company’s Board of

Directors prior to attainment of at least 55 years of age and after the occurrence of a Change of Control (as hereinafter defined under “EXECUTIVE COMPENSATION — OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control Protection — In General — Change of Control Severance Plan”), the balance in such director’s deferral account, with any interest payable at the Directors Deferred Plan Index Rate, for amounts deferred prior to 2010, shall be distributed in a lump sum to the director within 30 days after the date the director ceases being a member of the Board of Directors. In the event that the Company ceases to exist or is no longer publicly traded on the NYSE or the NASDAQ Stock Market (“NASDAQ”), upon the occurrence of such Change of Control, any Stock Units held by a participating director will be converted to a cash value upon the Change of Control and thereafter will be credited with interest at the Directors Deferred Plan Index Rate for deferred amounts prior to 2010. The cash value of the Stock Unit will equal the value of one share of Company Common Stock based upon the closing price on the NYSE or NASDAQ on the last trading day prior to the Change of Control.

Directors Deferred Compensation Plan For Plan Years Commencing On and After January 1, 2010.

In October 2009, the Company adopted an amendment to the Ameren Directors Deferred Compensation Plan which amended the portion of the Directors Deferred Compensation Plan relating to the interest crediting rates used for cash amounts deferred with respect to plan years commencing on and after January 1, 2010. Pursuant to the amended Directors Deferred Compensation Plan, cash amounts deferred with respect to plan years commencing on and after January 1, 2010 accrue interest in an amount equal to 120 percent of the applicable federal long-term rate, with annual compounding (as prescribed under the IRC) (the “AFR”) for the December immediately preceding the year of the cash deferral. Under the amended Directors Deferred Compensation Plan, the interest crediting rate to be used upon the occurrence of a Change of Control for amounts deferred with respect to plan years commencing on and after January 1, 2010 will also equal 120 percent of the AFR. Cash amounts deferred under the Directors Deferred Compensation Plan with respect to plan years commencing prior to January 1, 2010 will continue to be credited interest at the Directors Deferred Plan Index Rate or the Directors Deferred Plan Base Rate, as the case may be.

Director Stock Ownership Requirement

In 2006, the Company’s Board of Directors adopted a stock ownership requirement applicable to all of its directors. Under this requirement, within five years of the January 1, 2007 effective date or within five years after initial election to the Board, all non-management directors are required to own Company Common Stock equal in value to at least three times their base annual cash retainer and hold such amount of stock throughout their directorship.

At any time, if a non-management director has not satisfied the requirement, such director must retain at least 50 percent of all shares granted to him or her after January 1, 2012 under Ameren’s equity compensation programs.

ITEM (2):  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

The Company is asking its shareholders to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. PwC was appointed by the Audit and Risk Committee.

Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the shareholders. In the event the shareholders fail to ratify the appointment, the Audit and Risk Committee will consider this factor when making any determination regarding PwC. Even if the selection is ratified, the Audit and Risk Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Passage of the proposal requires the affirmative vote of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the meeting at which a quorum is present.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PWC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

ITEM (3):  SHAREHOLDER PROPOSAL RELATING TO REPORT ON CALLAWAY PLANT EXTENSION OF OPERATING LICENSE

Proponents of the shareholder proposal described below notified the Company of their intention to attend the Annual Meeting to present the proposal for consideration and action. The names and addresses of the proponents and the number of shares they hold will be furnished by the Secretary of the Company upon receipt of any telephonic or written request for such information.

WHEREAS: The Nuclear Regulatory Commission (NRC) issues 40-year licenses for commercial nuclear power plants, and allows these licenses to be renewed for an additional 20 years.

A nuclear power plant licensee seeking to renew its original license must submit an application to the NRC that:

•	Identifies any reactor system, structure and component that could be affected by the adverse consequences of additional aging during the proposed 20-year extension;

•	Analyses the environmental, health and safety effects of extended reactor operation.

AmerenUE has stated its intention to submit a license extension application with the NRC to extend its Callaway nuclear plant’s operating license by 20 years so that the operating license will expire in 2044 and cannot predict whether or when the NRC will approve the license extension. (Annual Report, 2008)

RESOLVED: Shareholders request that Ameren prepare a report, at reasonable cost, omitting confidential information, and available within six months of the 2010 Annual Meeting, that discloses the company’s evaluation (costs, risks, and benefits) of applying for a twenty-year extension of Callaway’s current 40-year operating license as opposed to the costs, risks, and benefits of decommissioning in 2024.

SUPPORTING STATEMENT

We believe there are concerns about extending the operating life of the Callaway nuclear power plant beyond the 40-year duration for which the plant was originally designed, including:

•

A 2005 National Academy of Sciences report presents new information that even low doses of ionizing radiation may cause adverse genetic and other health effects. (“Health Risks from Exposure to Low Levels of Ionizing Radiation,” BEIR VII — Phase 2);

•	Due to the industry-wide shortage of trained replacement employees, working conditions at nuclear power plants may become increasingly dangerous.

•

The proposed Yucca Mountain waste disposal facility will probably never be licensed; the Barnwell, South Carolina facility for low-level waste is now closed; thus there is a lack of a permanent waste storage site.

•	limited availability of fuel supply;

•	costs of operating and maintaining nuclear power plants as they age;

•	planned and accidental releases of radioactive waste from Callaway to the Missouri River and the atmosphere;

•	potential harmful effects on the environment and human health;

•	uncertainties with respect to the technological and financial aspects of decommissioning in 2024 as an alternative to re-licensing for 2044. (Annual Report, 2008)

Ameren remains morally responsible and financially liable for Callaway into the indefinite future. We believe this report is essential for AmerenUE’s realistic and responsible, economic and ethical planning and for its accountability to its shareholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM (3).

The Board is of the opinion that it is not necessary, prudent or cost-effective to prepare the report requested by the proposal, given the reviews undertaken by Ameren and the nuclear utility industry to date and the reviews and reports that will be undertaken and prepared by UE and the U.S. Nuclear Regulatory Commission (“NRC”) in connection with UE’s request for an extension of the operating license of the Callaway Plant, as described below.

•

Consistent with Ameren’s commitments to protecting the health and safety of the public and its employees, generating sufficient electricity to meet demand at the lowest cost, as well as protecting shareholders’ investments in the Company, Ameren assesses, on an ongoing basis, a variety of options for all of its facilities, including the Callaway Plant.

•

The NRC evaluated the impact of environmental effects that would be associated with license renewal at any nuclear power plant site in its Generic Environmental Impact Statement for License Renewal of Nuclear Plants (“GEIS”). As part of the evaluation, the GEIS assessed whether extended operation of a nuclear power plant would have any impact on human health, and based this evaluation on a linear no-threshold model that assumed risk at any level of exposure to radiation, consistent with the recommendations of the 2005 National Academy of Sciences Report. The GEIS also evaluated the disposal of high and low level radioactive waste, the release of plant effluents, and accident risk. Consequently, a generic evaluation of the proponents’ concerns in these areas already exists.

•

As part of the process of seeking an operating license renewal for the Callaway Plant, UE is already required to prepare an Integrated Plant Assessment (“IPA”), demonstrating that the effects of aging will be adequately managed. UE will also be required to prepare an environmental report, which will evaluate the applicability of the generic environmental impacts contained within the GEIS and will include a site-specific evaluation of the potential impact on the environment if the Callaway Plant operates for another 20 years (the “Environmental Report”). Subsequently, the NRC reviews the full license renewal application for sufficiency, makes it publicly available and will provide an opportunity for public participation. Information on the license renewal status is available to the public on the NRC website at http://www.nrc.gov/reactors/operating/licensing/renewal/applications.html.

•

The NRC staff will then evaluate, among other issues, the environmental impacts of the proposed plant life extension, the environmental impacts of alternatives to the proposed plant life extension, and mitigation measures available for reducing or avoiding potential impacts associated with the operation of Callaway Plant for an additional 20 years. After this thorough evaluation, the NRC staff will provide their recommendation regarding the proposed plant life extension.

•

Sufficient worldwide reserves of uranium exist to support nuclear generation for decades. Large deposits continue to be discovered and uranium production continues to expand. Significant investment and expansion are also taking place in the conversion and enrichment sectors of the nuclear fuel cycle. The long term availability of fuel is expected to support the continued operation of the Callaway Plant.

•

The amount of activity released at the Callaway Plant in effluents is reported periodically to the NRC. This information is available to the public. A recent report of the Callaway Plant’s radioactive releases, entitled “2008 Annual Radioactive Effluent Release Report” is available online at: http://adamswebsearch.nrc.gov/idmws/ViewDocByAccession.asp?AccessionNumber=ML091610594.

•

The Callaway Plant includes systems designed to keep, to the greatest extent practicable, radioactive materials from being discharged with the water and air releases from the plant. For example, the Callaway Plant’s levels of radioactivity from the plant’s gaseous and liquid releases from January 2008 through December 2008, as presented in the report cited above, were less than 1 percent of the annual radioactive dose allowed by the federal government regulations.

•

Ameren shareholders have invested $3 billion in the Callaway Plant, which represents approximately 12 percent of the assets of Ameren at December 31, 2009. The Callaway Plant represented approximately 11 percent of UE’s generation capacity and produced approximately 21 percent of UE’s 2009 generation. The Callaway Plant has been operating safely and efficiently since it was placed in service. Ameren has in place an effective aging management program for the Callaway Plant, which has been approved by the NRC.

Ameren’s Health and Safety Policy and Environmental Policy evidence the Company’s commitment to protecting its employees, the public and the environment. Ameren fulfills its commitment to safety and environmental compliance. The Board of Directors established the Nuclear Oversight Committee to assist the Board in providing oversight of the Callaway Plant’s operations (including safety and environmental concerns) and advise the Board in developing and implementing long-term strategies and plans relating to the Callaway Plant, including the decision to seek an extension of the operating license. Ameren’s existing policies, together with Board oversight and the NRC regulatory process, will appropriately and adequately address the potential issues raised by this proposal.

In light of the foregoing, the Board of Directors believes that adoption of the proposal is not in the best interests of Ameren and its shareholders. Therefore, the Board unanimously recommends voting AGAINST ITEM (3).

Passage of the proposal requires the affirmative vote of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the meeting at which a quorum is present.

OTHER MATTERS

The Board of Directors does not know of any matter, other than the election of Directors, the ratification of the appointment of independent registered public accounting firm and the shareholder proposal set forth above, which may be presented at the meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

SECURITY OWNERSHIP

SECURITY OWNERSHIP OF MORE THAN FIVE PERCENT SHAREHOLDERS

The following table contains information with respect to the ownership of Ameren Common Stock by each person known to the Company who is the beneficial owner of more than five percent of the outstanding Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock Owned Beneficially at December 31, 2009	Percent of Common Stock (%)
Franklin Resources, Inc.	13,469,400(1)	5.7
Charles B. Johnson Rupert H. Johnson, Jr. Franklin Advisers, Inc. One Franklin Parkway San Mateo, California 94403-1906

(1)	The number of shares owned as of December 31, 2009 according to Amendment No. 5 to Schedule 13G filed with the SEC on January 27, 2010. Franklin Resources, Inc. is a parent holding company, Charles B. Johnson and Rupert H. Johnson, Jr. are each a control person, and Franklin Advisers, Inc. is an investment adviser, all in accordance with SEC Rule 13d-1(b)(1)(ii). The shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect advisory subsidiaries, including subsidiaries of Franklin Resources, Inc. These adviser subsidiaries have been granted all investment and/or voting power over the shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10 percent of the outstanding common stock of Franklin Resources, Inc. and are the principal shareholders of Franklin Resources, Inc. According to the Schedule 13G filing, Franklin Resources, Inc., its principal shareholders and each of the adviser subsidiaries disclaim any economic interest or beneficial ownership in any of the shares. The amendment to the Schedule 13G reports that Franklin Advisers, Inc. and Fiduciary Trust Company International have sole power to vote or to direct the vote of 13,257,510 shares and 16,590 shares, respectively, and sole power to dispose or to direct the disposition of 13,452,510 shares and 16,890 shares, respectively.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren Common Stock and Stock Units as of February 1, 2010 for (i) each director and nominee for director of the Company, (ii) each individual serving as the Company’s President and Chief Executive Officer and the Company’s Chief Financial Officer during 2009, and the three most highly compensated executive officers of the Company (and/or its subsidiaries) (other than individuals serving as President and Chief Executive Officer and the Chief Financial Officer during 2009) who were serving as executive officers at the end of 2009, named in the Summary Compensation Table below (collectively, the “Executives”), and (iii) all executive officers, directors and nominees for director as a group.

Name	Number of Shares of Common Stock Beneficially Owned(1)(2)	Percent Owned(3)
Warner L. Baxter	29,151	*
Stephen F. Brauer	8,987	*
Scott A. Cisel	15,842	*
Susan S. Elliott	11,729	*
Ellen M. Fitzsimmons	6,221	*
Walter J. Galvin	7,726	*
Gayle P. W. Jackson	10,344	*
James C. Johnson	10,327	*
Steven H. Lipstein	–	*
Martin J. Lyons, Jr.	7,637	*
Charles W. Mueller	59,246	*
Charles D. Naslund	17,260	*
Douglas R. Oberhelman	12,155	*
Gary L. Rainwater	85,785	*
Harvey Saligman	20,097	*
Patrick T. Stokes	11,654	*
Steven R. Sullivan	13,137	*
Thomas R. Voss	39,974	*
Stephen R. Wilson	5,741	*
Jack D. Woodard	8,986	*
All directors, nominees for director and executive officers as a group (28 persons)	473,199	*

*	Less than one percent.

(1)	Except as noted in footnote (2), this column lists voting securities, including restricted stock held by current and former executive officers over which the individuals have voting power but no investment power. None of the named individuals held shares issuable within 60 days upon the exercise of stock options. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.

(2)	This column also includes ownership of 5,310 Stock Units held by each of Directors Galvin, Saligman, Stokes and Woodard and 2,419 held by Director Oberhelman pursuant to the Directors Deferred Compensation Plan. See “ITEMS YOU MAY VOTE ON — DIRECTOR COMPENSATION — Directors Deferred Compensation Plan Participation.” As of February 1, 2010, the aggregate number of Stock Units outstanding under the Directors Deferred Compensation Plan was 23,659.

(3)	For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 237,503,643 shares of Common Stock outstanding on February 1, 2010 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of February 1, 2010, including, but not limited to, upon the exercise of options.

Since 2003, the Company has had a policy which prohibits directors and executive officers from engaging in pledges of Company securities or short sales, margin accounts and hedging or derivative transactions with respect to Company securities.

The address of all persons listed above is c/o Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

STOCK OWNERSHIP REQUIREMENTS

Stock Ownership Requirement for Directors

The stock ownership requirement applicable to directors is described above under “ITEMS YOU MAY VOTE ON — DIRECTOR COMPENSATION — Director Stock Ownership Requirement.”

Stock Ownership Requirement for Officers

The stock ownership requirements applicable to the Executives are described below under “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS — Common Stock Ownership Requirement.” The Company also has stock ownership requirements applicable to certain other officers. These requirements are included in the Company’s Corporate Governance Guidelines which are available on the Company’s website or upon request to the Company, as described herein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10 percent of the Company’s Common Stock to file reports of their ownership in the equity securities of the Company and its subsidiaries and of changes in that ownership with the SEC and the NYSE. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. Based solely on a review of the filed reports and written representations that no other reports are required, each of the Company’s directors and executive officers complied with all such filing requirements during 2009.

EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the SEC, including this proxy statement, in whole or in part, the following Human Resources Committee Report shall not be deemed to be incorporated by reference into any such filings.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee (the “Committee”) discharges the Board’s responsibilities relating to compensation of the Company’s executive officers and for all Company subsidiaries which are registered companies pursuant to the Securities Exchange Act of 1934. The Committee approves and evaluates all compensation of executive officers, including salaries, bonuses, and compensation plans, policies and programs of the Company.

The Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Human Resources Committee Report portions of the proxy statement, as described in the Committee’s Charter.

The Compensation Discussion and Analysis has been prepared by management of the Company. The Company is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation.

The Human Resources Committee met with management of the Company and the Committee’s outside consultant to review and discuss the Compensation Discussion and Analysis. Based on the foregoing review and discussions, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2009 Form 10-K, and the Board approved that recommendation.

Human Resources Committee:

Patrick T. Stokes, Chairman

Walter J. Galvin

James C. Johnson

Harvey Saligman

COMPENSATION DISCUSSION AND ANALYSIS

2009 In Brief

During 2009, actions taken with respect to executive compensation reflected the negative economic conditions affecting the broader U.S. economy, the utility industry and the Company. For example:

•	effective March 1, base salary increases for certain Executives that had been put into effect on January 1 were reversed (see “— Base Salary” below);

•

2009 short-term incentive compensation opportunities were designed such that the individual multiplier had the potential to reduce, but not increase, awards (see “— Short-Term Incentive Compensation: Executive Incentive Plan” below);

•	the portion of 2009 short-term incentives attributable to Ameren earnings per share paid out below target;

•	performance share unit grants in early 2009 were at reduced levels as compared to our communicated guidelines by approximately 20 percent; and

•

payout of the 2007 performance share unit awards was at 30 percent of target, reflecting our lower performance for shareholders relative to the Company’s 2007–2009 PSUP peer group (as described below), and at 18.5 percent of original value at target, reflecting the decline in our stock price from the date of the grants.

In addition, Executives are required to own our Common Stock through stock ownership guidelines (see “— Common Stock Ownership Requirement” below) and the two-year hold requirement on performance share unit awards granted in prior years. The value of those shares declined in the same proportion that share value declined for other shareholders.

In the remainder of this Compensation Discussion and Analysis (or “CD&A”), references to “the Committee” are to the Human Resources Committee of the Board of Directors. We use the term “Executives” to refer to the employees listed in the Summary Compensation Table.

Guiding Principles and Policies

Our philosophy for compensation of the Executives is to provide a competitive total compensation program that is based on the size-adjusted median of the range of compensation paid by similar utility industry companies, adjusted for our short- and long-term performance and the individual’s performance. The adjustment for our performance aligns the long-term interests of management with that of our shareholders to maximize shareholder value. The programs in place for 2009 support the pay-for-performance philosophy that we utilize.

Overview of Executive Compensation Program Components

In 2009, our compensation program for the Executives consisted of several compensation elements, each of which is discussed in more detail below. At the Company, decisions with respect to one element of pay tend not to impact other elements of pay. The following are the material elements of our compensation program for the Executives:

•	base salary;

•	short-term incentives;

•	long-term incentives, specifically our Performance Share Units Program;

•	retirement benefits; and

•	change of control protection.

Our Common Stock ownership requirements applicable to the Executives are discussed in this CD&A.

We also provide various welfare benefits to the Executives on substantially the same basis as we provide to all salaried employees. We provide modest perquisites and other personal benefits to the Executives. None of the Executives received perquisites or other personal benefits in an amount of $10,000 or more in 2009.

Each element is reviewed individually and considered collectively with other elements of our compensation program to ensure that it is consistent with the goals and objectives of that particular element of compensation as well as our overall compensation program.

Market Data and Peer Group

For 2009, the Committee’s consulting firm, Hewitt, collected and analyzed comprehensive market data, including base salary, target short-term incentives (non-equity incentive plan compensation) and long-term incentives opportunities.

The elements of pay were benchmarked both individually and in total to the same comparator group.

To develop market figures, compensation opportunities for the Executives were compared to the compensation opportunities for comparable positions at companies similar to us, defined as regulated utility industry companies in a revenue size range approximately one-half to double our size. Hewitt used statistical techniques to adjust the market data to be appropriate for our revenue size.

We provide compensation opportunities at the size-adjusted median of the Hewitt data, and design our incentive plans to pay significantly more or less than the target amount when performance is above or below target performance levels, respectively. Thus, our plans are designed to result in payouts that are market-appropriate given our performance for that year or period.

The companies identified as the peer group used to develop 2009 compensation opportunities are listed below. The list is subject to change each year depending on the availability of the companies’ data through Hewitt’s database, and the continued appropriateness of the companies.

AGL Resources	Duke Energy	Progress Energy
Allegheny Energy	Edison International	PPL Corporation
American Electric Power Co.	Entergy Corporation	Reliant Energy, Inc.
CenterPoint Energy	FirstEnergy Corp.	SCANA Corporation
CMS Energy	NiSource Inc.	Sempra Energy
Constellation Energy	PG&E Corporation	Southern Company
DTE Energy Company	Pinnacle West Capital Corp.	WGL Holdings

Mix of Pay

We believe that both cash compensation and non-cash compensation are appropriate elements of a total rewards program. Cash compensation is current compensation (i.e., base salary and annual incentive awards), while non-cash compensation is generally long-term compensation (i.e., equity-based incentive compensation).

A significant percentage of total compensation is allocated to short-term and long-term incentives as a result of the philosophy mentioned above. During 2009, there was no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. Rather, the Committee reviewed market data provided by Hewitt to determine the appropriate level and mix of incentive compensation. The allocation between current and long-term compensation was based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive award values.

Base Salary

Base salary compensates for competence and sustained performance in the executive role, and is a standard pay element. Our base salary program is designed to provide the

Executives with market competitive salaries based upon role, experience, competence and performance.

The market data referenced above assisted in defining the pay parameters for each Executive. Based on this data and the scope of each Executive’s role, a base salary range was established for each position at +/- 20 percent of the established market rate for the position. The base salary of each Executive is typically managed within this pay range.

Mr. G.L. Rainwater (our Chairman, President and Chief Executive Officer prior to May 1, 2009) recommended a 2009 base salary increase for each of the other Executives considering their then-current salary in relation to the market median, experience and sustained individual performance and results. These recommendations were presented to the Committee for discussion and approval at the December 2008 Committee meeting. Increases were approved based primarily on market data, base salary range and individual performance. Performance takes into account competence, initiative, contribution to achievement of our goals, and leadership.

The Committee met in executive session at its December 2008 meeting to determine Mr. Rainwater’s base salary, as Chairman, President and Chief Executive Officer, for 2009. The Committee determined that Mr. Rainwater’s salary should be increased by 3.2 percent for 2009 based on the above-mentioned market data and Mr. Rainwater’s performance.

In February 2009, the Committee, due to the business and economic environment affecting the Company, revised downward the annual base salary payable to certain of the Executives (Gary L. Rainwater, Warner L. Baxter, Thomas R. Voss, Steven R. Sullivan and Charles D. Naslund), effective March 1, 2009, to the base salary level payable to such Executive at the end of the 2008 fiscal year (2008 base salary). Consequently, the 2009 base salary payable to such Executive (prior to the salary adjustments made in connection with the executive management changes detailed below) was the same as the Executive’s 2008 base salary, except for the first two months of fiscal 2009, during which the Executive’s base salary was higher as approved by the Committee at the December 2008 Committee meeting.

Subsequently, in March 2009, the Company made several executive management changes, each such change effective May 1, 2009, whereby:

•

Thomas R. Voss was elected President and Chief Executive Officer of Ameren and CILCORP. Mr. Voss relinquished his positions of Executive Vice President and Chief Operating Officer of Ameren and Chairman, President and Chief Executive Officer of UE. Mr. Voss succeeded Gary L. Rainwater, who relinquished his position of President and Chief Executive Officer of Ameren and CILCORP. Mr. Rainwater continued to serve as Executive Chairman of Ameren;

•

Warner L. Baxter was elected Chairman, President and Chief Executive Officer of UE. Mr. Baxter relinquished his positions of Executive Vice President and Chief Financial Officer of Ameren, AEG, CILCORP, CIPS, CILCO, IP and UE and Chairman, President, Chief Executive Officer and Chief Financial Officer of Ameren Services; and

•

Martin J. Lyons, Jr. was elected Senior Vice President and Chief Financial Officer of Ameren, while remaining as the principal accounting officer, of Ameren, AEG, CILCORP, CIPS, CILCO, IP, UE and Ameren Services.

In connection with these executive management changes and taking into account market data for the positions, the Executive’s specific responsibilities, the Executive’s experience relevant to the new position and the Company’s succession planning framework, the Committee in March 2009 made the following 2009 base salary adjustments, each such change effective May 1, 2009:

	Prior to May 1, 2009		On and After May 1, 2009
Executive	Position	Base Salary	Position	Base Salary
T.R. Voss	Executive Vice President and Chief Operating Officer, Ameren; and Chairman, President and Chief Executive Officer, UE	$477,400	President and Chief Executive Officer, Ameren	$750,000
G.L. Rainwater	Chairman, President and Chief Executive Officer, Ameren	$940,000	Executive Chairman of the Board, Ameren	$450,000
M.J. Lyons, Jr.	Senior Vice President and Chief Accounting Officer, Ameren	$314,600	Senior Vice President and Chief Financial Officer, Ameren	$390,000
W.L. Baxter	Executive Vice President and Chief Financial Officer, Ameren and Chairman, President, Chief Executive Officer and Chief Financial Officer, Ameren Services	$552,900	Chairman, President and Chief Executive Officer, UE	$575,000

Short-Term Incentive Compensation: Executive Incentive Plan

2009 Ameren Executive Incentive Plan

How the Plan Works

Our short-term incentive compensation program element is entitled the Ameren Executive Incentive Plan (“EIP”). For 2009, the EIP (the “2009 EIP”) was comprised of the following components in rewarding Executives for our annual achievement:

•	earnings per share (“EPS”) targets; and

•	an individual performance modifier.

*	As discussed below, for 2009, the Committee determined that the core award for Executives may not be adjusted upward.

EPS Targets and Weightings

EPS was the primary metric used to establish award opportunities under the 2009 EIP and was used to calculate the Executive’s core award. In establishing 2009 EIP award opportunities, the Committee reviewed Ameren EPS for Executives with corporate responsibility (Messrs. Rainwater, Lyons and Sullivan) and additionally reviewed the contribution to Ameren EPS performance of Ameren’s three business segments, consisting of Missouri regulated, Illinois regulated and merchant generation (formerly referred to as non-rate regulated generation), for Executives with business segment responsibility (Messrs. Baxter, Voss, Naslund and Cisel). Mr. Baxter’s award under the 2009 EIP was, effective May 1, 2009, subject, in part, to Missouri regulated segment contribution to the Ameren EPS goal. Mr. Voss’s award under the 2009 EIP was, prior to May 1, 2009, subject, in part, to Missouri regulated segment contribution to the Ameren EPS goal. Mr. Naslund’s award under the 2009 EIP was subject, in part, to merchant generation contribution to the Ameren EPS goal throughout 2009. Mr. Cisel’s award under the 2009 EIP was subject, in part, to Illinois regulated segment contribution to the Ameren EPS goal throughout 2009. Consequently, the Executives with business segment responsibility during 2009 (Messrs. Baxter, Voss, Naslund and Cisel), for applicable periods, had their incentive compensation opportunity based 50 percent on Ameren EPS and 50 percent on business segment contribution to Ameren EPS, while the other Executives (Messrs. Rainwater, Lyons and Sullivan) had their incentive compensation opportunity based 100 percent on Ameren EPS, as illustrated below:

2009 EIP AWARD OPPORTUNITY/WEIGHTINGS

Name	Ameren EPS	Missouri Regulated Contribution to Ameren EPS	Illinois Regulated Contribution to Ameren EPS	Merchant Generation Contribution to Ameren EPS
Rainwater	100%
Baxter(1)	50%	50%
Lyons	100%
Sullivan	100%
Voss(2)	50%	50%
Naslund	50%			50%
Cisel	50%		50%

(1)	100 percent of Mr. Baxter’s 2009 EIP award opportunity was based upon Ameren EPS through April 30, 2009. Effective May 1, 2009, Mr. Baxter was elected President and Chief Executive Officer of UE, at which time his 2009 EIP award opportunity for the period from May 1, 2009 through December 31, 2009 was based 50 percent upon Missouri regulated segment contribution to Ameren EPS and 50 percent upon Ameren EPS.

(2)	50 percent of Mr. Voss’s 2009 EIP award opportunity was based upon Missouri regulated segment contribution to Ameren EPS and 50 percent upon Ameren EPS through April 30, 2009. Effective May 1, 2009, Mr. Voss was elected President and Chief Executive Officer of Ameren, at which time 100 percent of Mr. Voss’s 2009 EIP award opportunity for the period from May 1, 2009 through December 31, 2009 was based upon Ameren EPS.

The Committee established three levels of EPS achievement under the 2009 EIP to reward Executives for results achieved in EPS performance. Achievement of EPS falling between the established levels was interpolated. The three levels are defined as follows:

•	Threshold: the minimum level of Ameren EPS and, as applicable, business segment contribution to Ameren EPS achievement necessary for short-term incentive payment to Executives.

•	Target: the targeted level of Ameren EPS and, as applicable, business segment contribution to Ameren EPS achievement.

•	Maximum: the maximum level of Ameren EPS and, as applicable, business segment contribution to Ameren EPS achievement established to award Executives with short-term incentive payment.

The range of EPS achievement levels for the 2009 EIP, as established by the Committee, is shown below. Prior to 2009, the EPS achievement levels were calculated based on core earnings per share. To provide greater transparency, the 2009 achievement levels were calculated in accordance with generally accepted accounting principles. Achievement levels could be adjusted to include or exclude specified items of an unusual or non-recurring nature as determined by the Committee at its sole discretion and as permitted by the 2006 Omnibus Incentive Compensation Plan.

Level of Performance	Ameren EPS	Missouri Regulated Contribution to Ameren EPS	Illinois Regulated Contribution to Ameren EPS	Merchant Generation Contribution to Ameren EPS	Payout as a Percent of Target
Maximum	$3.12	$1.47	$0.54	$1.26	150%
Target	$2.82	$1.37	$0.44	$1.11	100%
Threshold	$2.52	$1.27	$0.34	$0.96	50%
Below threshold	Less than $2.52	Less than $1.27	Less than $0.34	Less than $0.96	0%

Individual Performance Modifier

The 2009 EIP award based on the core award for Executives was subject to downward adjustment by up to 50 percent in the Committee’s discretion. While the 2009 EIP initially provided that the core award could also be adjusted upward by up to 50 percent, the Committee decided at the beginning of 2009 to reduce the executive incentive compensation opportunities for 2009 due to the business environment and, accordingly, the core award of the Executives was not subject to adjustments upward. Awards were subject to downward adjustment due to the Executives’ performance on key performance variables, including but not limited to leadership, business results, customer satisfaction, reliability, plant availability, safety and/or other performance metrics, as applicable and as determined by the Committee. Awards were subject to reduction by more than 50 percent in cases of marginal or poor performance.

2009 EIP Target Opportunities

Target 2009 EIP award opportunities were determined primarily considering the market data mentioned above, and secondarily considering internal pay equity, i.e., the relationship of target award opportunities of the Executives with those of other officers at the same level in the Company. The amounts listed in columns (c), (d) and (e) of the Grants of Plan-Based Awards Table following this CD&A represent the potential range of cash awards for the 2009 EIP and are based on a percentage (as adjusted, pro rata, during 2009) of each Executive’s base salary at December 31, 2009, as follows:

2009 EIP TARGET OPPORTUNITY

Executive	Prior to May 1, 2009	On and After May 1, 2009
Voss	60%	90%
Rainwater	90%	60%
Lyons	50%	60%
Baxter	60%	60%
Sullivan	60%	60%
Naslund	60%	60%
Cisel	60%	60%

The minimum payout amount for each Executive was 0 percent of these target opportunities. The maximum payment, per the EIP design, was 200 percent of these target opportunities, but in 2009 was 150 percent.

2009 EIP Payouts

Core Award, Earned through EPS Achievement

Performance goals for 2009 EIP purposes were set in terms of EPS. At the February 2010 Committee meeting, the forecasted 2009 EIP EPS achievement and recommended EIP payouts for the Executives (other than Mr. Voss) were presented by Mr. Voss to the Committee for review. The Committee reviewed Ameren EPS performance and, as applicable, business segment contribution to Ameren EPS. Consistent with its actions in prior years and as permitted under the terms of the 2009 EIP, the Committee determined it was appropriate to adjust EPS achievement levels, either downward or upward as appropriate, to reflect certain unusual, non-operating or unbudgeted events, including, in 2009, mark-to-market adjustments on non-qualifying hedges and the unbudgeted impact of storms in order to avoid artificially increasing or decreasing awards based on unusual items. Similar to prior years, these adjustments were made by the Committee due to:

•	extremely volatile power and fuel markets, making it difficult for us to predict year to year mark-to-market adjustments and resulting in a variance to budgeted mark-to-market adjustments; and

•	storm costs and the related loss of sales to one of our largest industrial customers, which could not be reasonably estimated in our budgets.

This resulted in adjustments as follows:

•	to Ameren EPS, minus four cents, resulting in an adjusted award of 86.7 percent of target;

•	to Missouri regulated segment contribution, plus nine cents, resulting in an adjusted award of 50 percent of target;

•	to Illinois regulated segment contribution, plus one cent, resulting in an award of 150 percent of target with or without the adjustment; and

•	to merchant generation segment contribution, minus 11 cents, resulting in an adjusted award of 66.7 percent of target.

Earned through Individual Performance Modifier

The core award was subject to downward adjustment by up to 50 percent based upon the Executive’s individual contributions and performance during the year. None of the Executives received downward adjustments to their core award in 2009.

Actual 2009 EIP Payouts

Actual EIP payouts are shown below as a percent of target. Payouts were made in February 2010 and are set forth under column (g) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

Name	Final Payout as Percent of Target
Voss	80.7%
Rainwater	86.7%
Lyons	86.7%
Baxter	74.4%
Sullivan	86.7%
Naslund	76.7%
Cisel	118.4%

In order to help ensure that amounts are fully deductible for tax purposes, the Committee set a limitation on 2009 short-term incentive payouts for each Executive of 0.5 percent of our 2009 net income. The Committee then used negative discretion as provided under Section 162(m) of the IRC to arrive at actual, lower 2009 payouts based on our performance for the year, which are shown in column (g) of the Summary Compensation Table. By setting the limitation on payouts, the Committee ensured that such payouts met the definition of performance-based pay for tax purposes and thus were fully deductible.

2010 Executive Incentive Plan

In December 2009, the Committee recommended, and the Board approved a change in the design of the EIP for 2010. The principal design change in the 2010 EIP from the 2009 EIP is to utilize only Ameren EPS as a financial goal, regardless of whether an Executive has business segment specific responsibilities. The Committee elected to make this change to the 2010 EIP in order to establish uniform short term goals for each of the Executives based upon overall Company performance.

Long-Term Incentives: Performance Share Unit Program (“PSUP”)

We began granting performance share units in 2006 and granted them in 2007, 2008 and 2009 as well. In the five years prior to 2006, we granted performance-based restricted stock. Both are discussed below.

In General

A performance share unit (“PSU” or “share unit”) is the right to receive a share of our Common Stock if certain long-term performance criteria are achieved and the Executive remains an Ameren employee.

Role of the PSUP

The 2009 PSU grants, which are governed by the shareholder-approved 2006 Omnibus Incentive Compensation Plan, play the following role in the compensation program:

•	provide compensation dependent on our three-year Total Shareholder Return (“TSR”) (calculated as described below under “— 2009 Grants”) versus utility industry peers, as identified below;

•

provide some payout (below target) if three-year TSR is below the 30th percentile but EPS in each year of the three-year performance period is at least equal to $2.54 (see “— Changes to the 2010 PSUP” below for a description of a change relating to the 2010 PSU grants);

•	accrue dividends during the performance period, as declared and paid, in order to further align executives’ interests with those of shareholders;

•	promote retention of executives during a three-year performance period; and

•	share our Common Stock price increases and decreases over a three-year period.

PSUP Design

We designed the PSUP to accomplish the following:

•

align executives’ interests with shareholder interests:  awards are denominated in our Common Stock units and paid out in Common Stock. Payouts are dependent on our Common Stock’s performance, and are limited to target if TSR is negative;

•	be competitive with market practice: the majority of regulated utility companies use plans similar to this program, and with this performance measure;

•

promote Common Stock ownership:  payout of earned awards is made 100 percent in Common Stock, with dividends on Common Stock, as declared and paid, reinvested into additional share units throughout the performance period. For PSU awards made through December 31, 2008, share units are restricted from sale for two years once earned;

•

allow executives to share in the returns created for shareholders:  returns for shareholders include dividends as declared and paid and this is reflected in the plan performance measure and rewards; and

•

be retentive:  annual competitive grants with a three-year performance period provide incentive for executives to stay with the Company and manage the Company in the long-term interests of the Company and its shareholders.

Accounting treatment was taken into account in designing the PSUP. PSUs are also intended to qualify for the “performance-based compensation” exception from the $1 million cap on deductibility of executive compensation imposed by Section 162(m) of the IRC.

2009 Grants

For 2009, a target number of PSUs was granted to each Executive pursuant to the 2006 Omnibus Incentive Compensation Plan as reflected in column (g) of the Grants of Plan-Based Awards Table.

Grant sizes were calculated primarily considering the market data mentioned above, and secondarily considering internal pay equity, in other words, the relative differences in grant sizes of the Executives and other officers at the same level in the Company. For 2009 grants, grant values were then reduced by approximately 20 percent, to reflect a stock price decline that occurred immediately prior to the grants as a result of a reduction in Ameren’s dividend and generally volatile market conditions.

The actual number of 2009 PSUs earned will vary from 0 percent to 200 percent of the target number of PSUs granted to each Executive, based primarily on our 2009-2011 TSR relative to a utility industry peer group and contingent on continued employment during the same period. The threshold and maximum amounts of 2009 PSU awards are reflected in columns (f) and (h) of the Grants of Plan-Based Awards Table.

Awards under the PSUP for 2009 have the same characteristics as those awarded from 2006 to 2008, except that once 2009 PSUs are earned (after a three-year performance period), payment will be promptly made in shares of Common Stock. Prior to 2009, as PSUs are earned under the 2007 PSUP and the 2008 PSUP, PSUs continue to rise and fall in value with our Common Stock price during a two-year holding period, after which they are paid out in our Common Stock. This two-year holding period was eliminated for the 2009 PSU grants primarily because of its redundancy with stock ownership and holding requirements already in existence for all Executives. (See “— Common Stock Ownership Requirement” below.) The Executives cannot vote share units or transfer them until they are paid out.

The following graphic illustrates how the 2009 PSUP works.

The 2009 PSUP performance measure is Total Shareholder Return, calculated generally as change in stock price plus dividends paid, divided by beginning stock price.

PSUP Peer Group

The analysis to determine the PSUP peer group was made as of March 2009 using the criteria below.

•	Classified as a transmission and distribution, integrated electric and gas, or diversified energy company as determined by Standard & Poor’s Ratings Service (“S&P”) in its company classifications.

•	Market capitalization greater than $2 billion (as of December 31, 2008).

•	Minimum S&P credit rating of BBB- (investment grade).

•	Dividends flat or growing over the last twelve-month period.

•	Beta (a measure of a stock’s volatility in comparison to the market as a whole) within .25 of our Beta over the last five years.

•	Not an announced acquisition target.

•	Not undergoing a major restructuring including, but not limited to, a major spin-off or sale of a significant asset.

The Committee retains discretion to make exceptions for inclusion or exclusion of companies in the PSUP peer group, based upon the criteria established above, in order to ensure the most appropriate and relevant comparator peer group. The Committee elected not to change the companies that comprised the PSUP peer group in 2009 due to economic and stock market volatility experienced in early 2009, which created significant fluctuations such that companies would have been included or excluded from the peer group based on the Beta criteria alone. The 22 companies included in the 2009 PSUP peer group are listed below. These peer group companies are not entirely the same as the peer companies used for market pay comparisons because inclusion in this group was not dependent on a company’s size relative to us or its participation in an executive pay database. In order to be counted in the final calculations, a company must still be in existence and have a ticker symbol at the end of the performance period.

American Electric Power Co.	FirstEnergy Corp.	Pepco Holdings, Inc.
Alliant Energy Corporation	FPL Group, Inc.	Pinnacle West Capital Corporation
Consolidated Edison, Inc.	Great Plains Energy Inc.	Progress Energy, Inc.
Dominion Resources, Inc.	Integrys	SCANA Corporation
DTE Energy Company	Northeast Utilities	Southern Company
Duke Energy	NSTAR	Westar Energy, Inc.
Edison International	OGE Energy	Wisconsin Energy
Xcel Energy, Inc.

PSUP Performance/Payout Relationship

Once our 2009-2011 Total Shareholder Return is calculated and compared to peers, the scale below determines the percent of a target PSU award that is paid. Payout for performance between points is interpolated on a straight-line basis.

Performance	Payout (% of Share Units Granted)
90th percentile +	200% }	f	If TSR is negative over the three-year period, the plan is capped at 100% of target regardless of performance vs. peers
70th percentile	150%
50th percentile	100%
30th percentile	50%
Less than 30th percentile (EPS each year is $2.54 or greater)	30%
Less than 30th percentile (EPS each year is not $2.54 or greater)	0% (No payout)

The Committee selected EPS as the financial measure under the PSUP for determining whether there will be payout in the event TSR is less than the 30th percentile, consistent with the performance measurement component utilized for the annual awards under the EIP.

2007 PSU Awards Vesting

The PSUP performance period for the 2007 grants ended December 31, 2009. Our 2007-2009 Total Shareholder Return performance was determined to be less than the 30th percentile of the 2007 PSUP peer group and our EPS for each year in the PSUP performance period was greater than $2.54. The following table shows the 2007 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends), times 30 percent, and their value at the vesting date (December 31, 2009). The resulting payout was 18.5 percent of the original target value of the awards.

Name	Target 2007 PSU Awards	Target Value at Stock Price on Date of Grant(1)	2007 PSU Awards Earned(2)	Value at Year-End Stock Price(3)	Earned Value as Percent of Original Target Value(3)
Voss	15,336	$ 828,000	5,475	$153,026	18.5%
Rainwater	52,510	$2,835,000	18,746	$523,951	18.5%
Lyons	5,155	$ 278,300	1,840	$ 51,428	18.5%
Baxter	17,670	$ 954,000	6,308	$176,309	18.5%
Sullivan	13,336	$ 720,000	4,761	$133,070	18.5%
Naslund	7,775	$ 419,750	2,776	$ 77,589	18.5%
Cisel	12,002	$ 648,000	4,285	$119,766	18.5%

(1)	Valuations are based on the closing price of $53.99 per share of Ameren’s Common Stock on the NYSE on February 9, 2007, the date of 2007 PSU award grants.

(2)	The number of 2007 PSU awards vested includes dividend equivalents which accrued and were reinvested throughout the three-year performance period. See the Option Exercises and Stock Vested Table below for additional details regarding PSUs vested in 2009.

(3)	Valuations are based on the closing price of $27.95 per share of Ameren’s Common Stock on the NYSE on December 31, 2009, the date the 2007 PSU awards vested.

2008 and 2009 PSU Awards

The PSUP performance periods for the 2008 and 2009 grants will not end until December 31, 2010 and December 31, 2011, respectively. The figures in column (e) of the Summary Compensation Table of this proxy statement for the years 2008 and 2009 represent the aggregate grant date fair values for the PSUP performance grants, computed as described in footnote (3) to the Summary Compensation Table. There is no guarantee that such amounts will ultimately be earned by participants.

Changes to the 2010 PSUP

Awards under the PSUP beginning with the 2010 PSU grants will have the same characteristics as those for 2009 except that, if TSR for the performance period (January 1, 2010 through December 31, 2012) is below the 30th percentile, in order to receive a 30 percent payout, the average annual Ameren EPS for such three-year period must be greater than or equal to the average of the Ameren EPS thresholds under each EIP during such period. This change was made by the Committee because our dividend was no longer set at the $2.54 level used in prior plan years. The Committee determined that this change would have a neutral affect on the difficulty of earning an award.

Performance-Based Restricted Stock

How It Works

Performance-based restricted stock was awarded from 2001 through 2005 under the Company’s Long-Term Incentive Plan of 1998 (“Performance Restricted Stock”). The awards have the potential to vest over a seven-year period from the date of grant (approximately one seventh on each anniversary date). Vesting occurs only if we achieve certain Ameren EPS performance levels which correspond to the levels established for the 2009 EIP, with no annual vesting if the Ameren EPS performance does not reach a minimum level established annually. The vesting period could have been reduced from seven years to three years if Ameren’s EPS had achieved a prescribed growth rate over the three-year period, which it did not. The Executives cannot receive more than the original Performance Restricted Stock grants plus dividend accruals.

Dividends paid on Performance Restricted Stock are reinvested in additional shares of Ameren Common Stock, which vest concurrently with the Performance Restricted Stock. The Executives are entitled to voting privileges associated with the Performance Restricted Stock to the extent the Performance Restricted Stock has not been forfeited.

Prior to February 2006, Performance Restricted Stock vesting was also conditioned upon the Executive’s achievement of required stock ownership levels based on position and salary. In February 2006, the Committee recommended and the Board of Directors approved the elimination of the stock ownership requirement as a condition to vesting in the Performance Restricted Stock awards granted under the Long-Term Incentive Plan of 1998 to facilitate the transition from that plan to the 2006 Omnibus Incentive Compensation Plan approved by shareholders in May 2006. No new Performance Restricted Stock awards were made to the Executives after 2005.

Vesting of Performance Restricted Stock Based on 2009 Results

As a result of Ameren 2009 EPS performance, 86.7 percent of the Performance Restricted Stock awards granted prior to 2006 and eligible to vest based on 2009 EPS performance vested.

Retirement Benefits

Retirement benefits provide post-employment security to our employees. There are three primary retirement benefit programs applicable to the Executives:

•	employee benefit plans that are available to all of our employees, including 401(k) savings and tax-qualified retirement plans;

•

Supplemental Retirement Plans (together, the “SRP”) that provide the Executives a benefit equal to the difference between the benefit that would have been paid if IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations; and

•

a deferred compensation plan that provides the opportunity to defer part of base salary and all non-equity incentive compensation as well as earnings thereon to future years taxability. Beginning with plan years commencing on and after January 1, 2010, this includes deferrals of cash compensation above IRC limitations, together with Company matching credits on these deferrals.

A more detailed explanation of retirement benefits applicable to the Executives is provided in this proxy statement under the captions “— PENSION BENEFITS” and “NONQUALIFIED DEFERRED COMPENSATION” below.

Change of Control Protections

“Change of Control” protections under Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended provide severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a Change of Control of the Company. The arrangements provide market-level payments in the event of an involuntary termination not for “Cause” or a voluntary termination for “Good Reason.” Definitions of “Change of Control,” “Cause” and “Good Reason,” as well as more complete descriptions of Change of Control protections are found below under the caption “— OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control Protection — In General — Change of Control Severance Plan.”

We believe that providing limited protections to the Executives upon a change of control is in shareholders’ best interests because doing so serves to maintain a stable executive team during the process and is helpful in hiring executives into the Company. The triggers are structured so that payment and vesting occur only upon the occurrence of both a change of control and loss of the Executive’s position, except that restrictions on Performance Restricted Stock are eliminated immediately upon a change of control, as defined in the Long-Term Incentive Plan of 1998. In permitting the Performance Restricted Stock to vest immediately upon a change of control, the Company sought to ensure that ongoing employees are treated the same as terminated employees with respect to outstanding Performance Restricted Stock grants and to provide employees with the same opportunities as other shareholders, who are free to sell their equity at the time of the change of control event and thereby realize the value created at the time of the deal.

We consider it likely that it will take more time for higher-level employees to find new employment than for other employees, and therefore senior management, including the Executives, generally are paid severance upon a termination for a longer period following a Change of Control. The Committee considered this as well as the factors described in the preceding paragraph in structuring the cash payments described under “OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control Protection” below, which an Executive would receive if terminated within two years following a Change of Control.

Common Stock Ownership Requirement

The Company has a stock ownership requirement for Executives, in accordance with the positions listed below, that fosters long-term Common Stock ownership and aligns the interests of the Executives and shareholders. The requirement provides that, within five years of either the January 1, 2007 effective date or the Executive’s initial election to such office, each Executive is required to own shares of our Common Stock valued as a percentage of base salary as follows:

•	Chairman, President and Chief Executive Officer: 3 times base salary;

•	President of Company Business Segment: 2 times base salary; and

•	Senior Vice President and Vice President: 1 times base salary.

When an Executive reaches age 62, the applicable stock ownership requirement is reduced by one-half. At any time an Executive has not satisfied the applicable requirement, such officer must retain at least 50 percent of the net shares delivered to him pursuant to awards granted after January 1, 2012 under our equity compensation programs.

Timing of Compensation Decisions and Awards

The Board and the Committee establish meeting schedules annually, well in advance of each meeting. Except as noted below, incentive compensation awards were made at regularly scheduled meetings.

Following is a discussion of the timing of compensation decisions for 2009 at the Company:

•

the Executives’ base salaries for 2009 were determined at the December 2008 Committee meeting, effective January 1, 2009 and, as discussed above under “— Base Salary,” in February 2009, the Committee revised downward the base salary payable to certain of the Executives, effective March 1, 2009 and in March 2009, in connection with changes to certain executive positions, the Committee at a special meeting made certain base salary adjustments effective May 1, 2009;

•	Executive Incentive Plan EPS goals for 2009 were set at the February 2009 Committee meeting; and

•	2009 PSU grants were made to the Executives at a special Committee meeting held in March 2009.

In the past, the Committee typically made long-term incentive grants at its February meeting. In 2009, the Committee made long-term incentive grants in March due to Ameren Common Stock price volatility associated with Ameren’s dividend reduction and general economic conditions. The Committee has changed the timing of long-term incentive grants from February of the year the grants were made to December of the year prior to the year the grants are made for 2010 and future years for accounting reasons. Executive base salaries for 2010 remain at the same levels as in effect as of the end of 2009. The Committee expects to continue to establish base salaries at its December meeting each year, effective in January.

Impact of Prior Compensation

Amounts realizable from prior compensation did not serve to increase or decrease 2009 compensation amounts. The Committee’s primary focus was on achieving market-level compensation opportunities.

Considerations for Changes in Compensation Opportunities

Market data, retention needs, general economic conditions and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation opportunities materially. Corporate and individual performance are the primary factors in determining the ultimate value of those compensation opportunities.

In June 2009, based on a study conducted in October 2008, the Committee performed a comprehensive examination of market information relating to executive benefits. Upon a review of market data relating to peer group companies available in Hewitt’s benefits database, the Committee determined that, while the basic compensation elements of base salary, short-term incentive opportunities and long-term incentive opportunities offered to Executives were at the appropriate level, the retirement benefits payable to Executives were below market. In an effort to more closely align the retirement benefits made available to the Executives to that of the size-adjusted median of peer group companies, the Committee identified certain aspects of retirement benefits that were appropriate for adjustment, including:

•	Ameren 401(k) savings plan benefits identified as being significantly below utility peers, due to:

•	failure of the plan to restore amounts that cannot be provided under the Ameren 401(k) savings plan due to IRC qualified plan limitations; and

•	the exclusion of short-term incentive compensation as eligible pay under the Ameren 401(k) savings plan; and

•	a deferred compensation plan available to Executives that earned above-market interest.

As a result, the Committee, in October 2009, made changes to the deferred compensation plan available to Executives, effective January 1, 2010. The Committee determined that, while the changes resulted in increases in retirement benefits payable to Executives, the total retirement benefits payable to Executives remain below market (See “NONQUALIFIED DEFERRED COMPENSATION” below).

Role of Executive Officers

For 2009, the Chief Executive Officer as of December 2008 (Mr. Rainwater) with the assistance of the former Senior Vice President and Chief Human Resources Officer (Ms. Donna Martin) recommended to the Committee compensation amounts for the other Executives. In February 2009, Mr. Rainwater, with the assistance of Ms. Martin, also recommended to the Committee downward adjustments to the base salary level payable to certain of the Executives, which changes became effective March 1, 2009. Mr. Rainwater was not involved in determining his own compensation. The Committee subsequently made compensation adjustments in connection with certain executive management changes for each of the applicable Executives, effective May 1, 2009, with the assistance of Messrs. Voss, Lyons, Sullivan and Ms. Martin. None of Messrs. Rainwater, Voss, Lyons or Baxter were involved in determining his own compensation adjustment relating to his new position beginning May 1, 2009. Mr. Rainwater, Mr. Sullivan and Ms. Martin assisted in changes approved by the Committee to the PSUP design for 2009. Messrs. Voss, Lyons and Sullivan had input to the changes approved by the Committee to the Ameren deferred compensation plan effective January 1, 2010.

Company Policy Regarding the Economic Risk of Company Securities Ownership

Our Section 16 Trading Reporting Program prohibits executive officers and directors from engaging in pledges of Company securities or short sales, margin accounts and hedging or derivative transactions with respect to Company securities.

Other Compensation Matters

We do not have any written or unwritten employment agreements with any of our Executives. Each Executive is an employee at the will of the Company.

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

The following table sets forth compensation information for our Executives for services rendered in all capacities to the Company and its subsidiaries in fiscal years 2009, 2008 and 2007, except that Mr. Lyons’ 2007 compensation information is not included as Mr. Lyons was not among the Executives included in the Summary Compensation Table of the Company or its subsidiaries in 2007. You should refer to the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” above for an explanation of the elements used in setting the compensation for our Executives.

SUMMARY COMPENSATION TABLE

Name and Principal Position at December 31, 2009(1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Option Awards(4) ($) (f)	Non-Equity Incentive Plan Compensation(2)(5) ($) (g)	Change in Pension Value and Nonqualified Def. Comp. Earnings(6) ($) (h)	All Other Compensation(7) ($) (i)	Total ($) (j)
T.R. Voss President and Chief Executive Officer, Ameren	2009 2008 2007	660,733 475,000 460,000	– – –	412,584 624,548 914,026	– – –	484,604 240,255 271,308	224,481 216,452 149,455	25,183 23,971 19,288	1,807,585 1,580,226 1,814,077

G.L. Rainwater Executive Chairman of the Board, Ameren	2009 2008 2007	616,667 935,000 900,000	– – –	1,421,228 2,151,422 3,129,596	– – –	272,715 771,656 696,701	420,781 465,616 319,132	31,668 29,480 27,477	2,763,059 4,353,174 5,072,906

M.J. Lyons, Jr. Senior Vice President and Chief Financial Officer, Ameren	2009 2008	364,867 305,000	– –	174,584 256,226	– _	191,754 160,819	40,604 44,340	12,589 11,321	784,398 777,706

W.L. Baxter Chairman, President and Chief Executive Officer, UE	2009 2008 2007	569,600 550,000 530,000	– – –	477,724 723,181 1,053,132	– – –	256,623 302,610 312,594	112,912 132,866 65,537	14,310 11,982 11,683	1,431,169 1,720,639 1,972,946

S.R. Sullivan Senior Vice President, General Counsel and Secretary, Ameren	2009 2008 2007	417,133 415,000 400,000	– – –	360,468 545,654 794,826	– – –	215,883 228,333 230,022	117,133 145,104 83,023	13,986 10,919 10,236	1,124,603 1,345,010 1,518,107

C.D. Naslund Chairman, President and Chief Executive Officer, Ameren Energy Resources Company, LLC and Chairman and President, AEG	2009 2008 2007	427,267 412,500 365,000	– – 21,000	369,159 336,026 463,390	– – –	195,585 369,348 179,000	168,625 171,512 97,727	20,642 40,262 14,311	1,181,278 1,329,648 1,140,428

S.A. Cisel Chairman, President and Chief Executive Officer, CIPS, CILCO and IP	2009 2008 2007	387,000 375,000 360,000	– – –	336,132 493,069 715,319	– – –	274,809 159,413 212,328	337,508 283,082 197,231	16,373 14,651 13,588	1,351,822 1,325,215 1,498,466

(1)

Includes compensation received as an officer of Ameren and its subsidiaries, except that Mr. Naslund served as an officer of Ameren Energy Resources Company, LLC and AEG only in fiscal years 2008 and 2009 and of UE only in fiscal year 2007 and not of Ameren or its other subsidiaries, and Mr. Cisel served as an officer of CIPS, CILCO and IP only in fiscal years 2007, 2008 and 2009 and not of Ameren or its other subsidiaries. Mr. Lyons was not an executive officer named in Ameren’s Summary Compensation Table for fiscal years 2007 and 2008. Information in this table relating to Mr. Lyons in fiscal year 2008 and fiscal year 2009 prior to May 1, 2009 relates to his compensation as Senior Vice President and Chief Accounting Officer, Ameren. Mr. Rainwater and Mr. Baxter were the Chairman, President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, during 2007, 2008 and 2009 until May 1, 2009. See also
 “— COMPENSATION DISCUSSION AND ANALYSIS” for information relating to compensation adjustments made in connection with executive management changes relating to certain of the Executives in 2009.

(2)	Except for a cash bonus award made to Mr. Naslund for 2007 performance, cash compensation received by each Executive for fiscal years 2009, 2008 and 2007 is found in either the Salary or Non-Equity Incentive Plan Compensation column of this Table. The amounts that would generally be considered “bonus” awards are found under the Non-Equity Incentive Plan Compensation column. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information relating to certain base salary adjustments in 2009.

(3)	The amounts in column (e) represent the aggregate grant date fair value computed in accordance with authoritative accounting guidance of PSU awards under our 2006 Omnibus Incentive Compensation Plan without regard to estimated forfeitures related to service-based vesting conditions. For 2009 grants, the calculations reflect an accounting value of 69.91 percent of the target value, for 2008 grants 73.04 percent of target value, and for 2007 grants 110.39 percent of target value. Assumptions used in the calculation of these amounts are described in Note 12 to our audited financial statements for the fiscal year ended December 31, 2009 included in our 2009 Form 10-K.

The amounts reported for PSU award grants in column (e) do not reflect actual compensation realized by the Executives and are not a guarantee of the amount that the Executive will actually receive from the grant of the respective PSU awards. The actual compensation realized by the Executives will be based upon the share price of Ameren’s Common Stock at payout. The PSUP performance periods for the 2008 and 2009 grants will not end until December 31, 2010 and December 31, 2011, respectively, and, as such, the actual value, if any, of the PSU awards will generally depend on the Company’s achievement of certain market performance measures during these periods. For information regarding the terms of the awards, the description of vesting conditions, and the criteria for determining the amounts payable, including 2007 PSU awards granted, see “— COMPENSATION DISCUSSION AND ANALYSIS.”

(4)	None of the Executives received any option awards in 2009, 2008 or 2007.

(5)	Represents payouts for performance under the applicable year’s EIP. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of how amounts were determined for 2009.

(6)

Amounts shown in column (h) are the sum of (1) the increase in the actuarial present value of each Executive’s accumulated benefit under all defined benefit and actuarial pension plans (including the SRP) from December 31 of the prior fiscal year to December 31 of the applicable fiscal year and (2) the above-market portion of interest determined in accordance with SEC disclosure rules as the difference between the interest credited at the rate in the Company’s deferred compensation plans and interest that would be credited at 120 percent of the AFR published by the Internal Revenue Service (“IRS”) and calculated as of January 1, 2008 for the year ended December 31, 2007, as of January 1, 2009 for the year ended December 31, 2008 and as of January 1, 2010 for the year ended December 31, 2009. The table below shows the allocation of these amounts for each Executive. For 2009, the applicable interest rate for the deferred compensation plans was 8.45 percent. The above-market earnings are calculated using that amount minus 120 percent of the AFR of 4.94 percent published by the IRS, and calculated as of January 2010. For 2007, the applicable interest rate was 8.39 percent. The above-market earnings are calculated using that amount minus

120 percent of the AFR of 5.36 percent published by the IRS and calculated as of January 2008. For 2008, the applicable interest rate was 8.34 percent. The above-market earnings are calculated using that amount minus 120 percent of the AFR of 4.30 percent published by the IRS and calculated as of January 2009.

Name	Year	Pension Plan Increase ($)	Deferred Compensation Plans Above-Market Interest ($)
Voss	2009 2008 2007	170,990 165,185 117,643	53,491 51,267 31,812
Rainwater	2009 2008 2007	246,662 303,239 223,719	174,119 162,377 95,413
Lyons	2009 2008	40,604 44,340	– –
Baxter	2009 2008 2007	85,712 107,967 50,617	27,200 24,899 14,920
Sullivan	2009 2008 2007	73,712 103,871 57,985	43,421 41,233 25,038
Naslund	2009 2008 2007	120,772 132,415 74,527	47,853 39,097 23,200
Cisel	2009 2008 2007	312,875 263,562 189,135	24,633 19,520 8,096

For assumptions and methodology regarding the determination of pension values, please refer to the footnotes under the Pension Benefits Table.

(7)	None of the Executives received perquisites and other personal benefits in the aggregate amount of $10,000 or more in 2009.

The amounts in column (i) reflect for each Executive matching contributions allocated by the Company to each Executive pursuant to the Company’s 401(k) savings plan, which is available to all salaried employees, and the cost of insurance premiums paid by the Company with respect to term life insurance, which amount each Executive is responsible for paying income tax. In 2009, the Company’s 401(k) matching contributions for each of Messrs. Voss, Lyons, Baxter, Naslund and Cisel were $11,025 and for Mr. Rainwater was $10,934. In 2009, the Company’s costs of insurance premiums for Mr. Voss and Mr. Rainwater were $12,971 and $15,472, respectively.

The following table provides additional information with respect to stock-based awards granted in 2009, the value of which was provided in the Stock Awards column of the Summary Compensation Table with respect to 2009 grants, and the potential range of payouts associated with the 2009 EIP.

GRANTS OF PLAN-BASED AWARDS TABLE

Name (a)	Grant Date(1) (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options(4) (#) (j)	Exercise or Base Price of Option Awards(4) ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(5) ($) (l)

		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Voss	EIP: 2/13/09	300,000	600,000	900,000	–	–	–	–	–	–	–
	PSUP: 3/2/09	–	–	–	7,975	26,584	53,168	–	–	–	412,584
Rainwater	EIP: 2/13/09	157,500	315,000	472,500	–	–	–	–	–	–	–
	PSUP: 3/2/09	–	–	–	27,472	91,574	183,148	–	–	–	1,421,228
Lyons	EIP: 2/13/09	110,500	221,000	331,500	–	–	–	–	–	–	–
	PSUP: 3/2/09	–	–	–	3,375	11,249	22,498	–	–	–	174,584
Baxter	EIP: 2/13/09	172,500	345,000	517,500	–	–	–	–	–	–	–
	PSUP: 3/2/09	–	–	–	9,234	30,781	61,562	–	–	–	477,724
Sullivan	EIP: 2/13/09	124,500	249,000	373,500	–	–	–	–	–	–	–
	PSUP: 3/2/09	–	–	–	6,968	23,226	46,452	–	–	–	360,468
Naslund	EIP: 2/13/09	127,500	255,000	382,500	–	–	–	–	–	–	–
	PSUP: 3/2/09	–	–	–	7,136	23,786	47,572	–	–	–	369,159
Cisel	EIP: 2/13/09	116,100	232,200	348,300	–	–	–	–	–	–	–
	PSUP: 3/2/09	–	–	–	6,498	21,658	43,316	–	–	–	336,132

(1)	The PSU awards were granted on March 2, 2009. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of the timing of various pay decisions.

(2)	The amounts shown in column (c) reflect the threshold payment level under the 2009 EIP which is 50 percent of the target amount shown in column (d). The amount shown in column (e) is 150 percent of such target amount (applicable for 2009). See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the description of performance-based conditions.

(3)	The amounts shown in column (f) reflect the threshold PSU award which is 30 percent of the target amount shown in column (g). The amount shown in column (h) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the terms of the awards, the description of performance-based vesting conditions, and the criteria for determining the amounts payable.

(4)	None of the Executives received any option awards in 2009.

(5)	Represents the grant date fair value of the PSU awards in 2009 determined in accordance with authoritative accounting guidance, excluding the effect of estimated forfeiture. Assumptions used in the calculation of these amounts are referenced in footnote (3) to the Summary Compensation Table. There is no guarantee that, if and when the 2009 PSU awards vest, they will have this value.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

See “— COMPENSATION DISCUSSION AND ANALYSIS” for further information regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding officer stock ownership requirements, dividends paid on equity awards, and allocations between short-term and long-term compensation.

The following table provides information regarding the outstanding equity awards held by each of the Executives as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards(1)						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3) ($) (j)
Voss	–	–	–	–	–	–	–	18,129	506,706
Rainwater	–	–	–	–	–	–	–	59,289	1,657,128
Lyons	–	–	–	–	–	–	–	7,417	207,305
Baxter	–	–	–	–	–	–	–	21,404	598,242
Sullivan	–	–	–	–	–	–	–	15,465	432,247
Naslund	–	–	–	–	–	–	–	12,877	359,912
Cisel	–	–	–	–	–	–	–	13,600	380,120

(1)	None of the Executives hold any options to purchase shares of the Company’s Common Stock.

(2)	Represents 2008 and 2009 PSU award grants at threshold (due to lack of payout history) and Performance Restricted Stock awards at target, based on historical payout levels.

The following table provides the outstanding shares of Performance Restricted Stock and their potential vesting dates (at target performance).

	# of Potential Shares Vesting (at Target) Each Year Including Projected Dividends
Name	3/1/11	3/1/12
Voss	1,887	1,221
Rainwater	4,791	2,768
Lyons	743	407
Baxter	2,594	1,435
Sullivan	1,493	855
Naslund	1,039	733
Cisel	888	635

The 2008 and 2009 PSU awards under the 2006 Omnibus Incentive Compensation Plan vest, subject to Ameren achieving the required performance threshold and continued employment of the Executive, as of December 31, 2010 and December 31,

2011 for all Executives, respectively. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentives: Performance Share Unit Program (“PSUP”).”

(3)	The dollar value of the payment of the 2008 and 2009 PSU awards is based on achieving the threshold (minimum) performance goals for such awards. The dollar value of the payout of outstanding Performance Restricted Stock awards is based on achieving target performance goals for such awards. Valuations are based on the closing price of $27.95 per share of Ameren’s Common Stock on the NYSE on December 31, 2009, the last business day of 2009. There is no guarantee that, if and when the 2008 and 2009 PSU awards and Performance Restricted Stock awards vest, they will have this value.

The following table provides the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards(1)		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting(4) ($) (e)
Voss	–	–	1,866(2)	46,109
			5,475(3)	153,026
Rainwater	–	–	4,748(2)	117,323
			18,746(3)	523,951
Lyons	–	–	768(2)	18,977
			1,840(3)	51,428
Baxter	–	–	2,564(2)	63,356
			6,308(3)	176,309
Sullivan	–	–	1,453(2)	35,904
			4,761(3)	133,070
Naslund	–	–	1,019(2)	25,179
			2,776(3)	77,589
Cisel	–	–	761(2)	18,804
			4,285(3)	119,766

(1)	None of the Executives hold any options to purchase shares of our Common Stock.

(2)	Shares earned and vested under the Performance Restricted Stock awards under the Long-Term Incentive Plan of 1998 due to achievement of specified Ameren EPS hurdles for restricted shares awarded during 2001-2005. The restricted shares were released on March 1, 2010.

(3)

Represents 2007 PSU award grants earned as of December 31, 2009. 2007 PSUs earned will continue to track with Ameren’s Common Stock price until December 31, 2011, at which time the PSUs will be paid in Ameren Common Stock. During the performance period for the 2007 PSU awards ending December 31, 2009, Executives were credited with dividend equivalents on 2007 PSU award grants, which represented the right to receive shares of Ameren Common Stock measured by the dividend payable with respect to the corresponding number of 2007 PSU awards. Dividend equivalents on 2007 PSU awards accrued and were reinvested into additional 2007 PSU awards throughout the three-year performance period. The number of PSUs ultimately earned by each Executive through dividend reinvestment was as follows:

Mr. Voss 874 units; Mr. Rainwater 2,993 units; Mr. Lyons 294 units; Mr. Baxter 1,007 units; Mr. Sullivan 760 units; Mr. Naslund 444 units; and Mr. Cisel 684 units. During the two-year period following the three-year performance period for the 2007 PSU awards, dividend equivalents will be paid on earned 2007 PSU awards on a current basis at the end of each calendar quarter.

(4)	The value of the vested Performance Restricted Stock is based on the closing price of $24.71 per share of our Common Stock on the NYSE on February 26, 2010. The value of the vested 2007 PSUs is based on the closing price of $27.95 per share of our Common Stock on the NYSE on December 31, 2009.

PENSION BENEFITS

The table below provides the actuarial present value of the Executive’s accumulated benefits under the Company’s retirement plans and the number of years of service credited to each Executive under these plans.

PENSION BENEFITS TABLE

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year(3) ($) (e)
Voss	1) Retirement Plan	40	1,018,424	–
	2) SRP	40	479,282	–
Rainwater	1) Retirement Plan	30	899,170	–
	2) SRP	30	1,530,917	–
Lyons	1) Retirement Plan	8	112,901	–
	2) SRP	8	85,773	–
Baxter	1) Retirement Plan	14	154,676	–
	2) SRP	14	358,855	–
Sullivan	1) Retirement Plan	20	316,981	–
	2) SRP	20	292,900	–
Naslund	1) Retirement Plan	35	749,875	–
	2) SRP	35	278,245	–
Cisel	1) Retirement Plan	35	834,095	–
	2) SRP	35	868,901	–

(1)	Represents the actuarial present value of the accumulated benefits relating to the Executives under the Retirement Plan (defined below) and the SRP as of December 31, 2009. See Note 11 to our audited consolidated financial statements for the year ended December 31, 2009 included in our 2009 Form 10-K for an explanation of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit. The calculations were based on retirement at the plan normal retirement age of 65, included no pre-retirement decrements in determining the present value, used an 80 percent lump sum/20 percent annuity payment form assumption, and used the plan valuation mortality assumptions after age 65 in the 1994 Group Annuity Reserving Table. Cash balance accounts were projected to age 65 using the 2009 plan interest crediting rate of 5.00 percent.

(2)	The following table provides the Cash Balance Account Lump Sum Value for accumulated benefits relating to those Executives who participated in the cash balance account under the Retirement Plan and the SRP at December 31, 2009 as an alternative to the presentation of the actuarial present value of the accumulated benefits relating to the Executives under the Retirement Plan and the SRP as of December 31, 2009.

Name	Plan Name	Cash Balance Account Lump Sum Value ($)
Voss	1) Retirement Plan	1,069,714
	2) SRP	503,420
Rainwater	1) Retirement Plan	938,820
	2) SRP	1,598,426
Lyons	1) Retirement Plan	133,544
	2) SRP	101,456
Baxter	1) Retirement Plan	178,533
	2) SRP	414,206
Sullivan	1) Retirement Plan	360,359
	2) SRP	332,983
Naslund	1) Retirement Plan	814,343
	2) SRP	302,166

(3)	All Executives are active and were not eligible for payments prior to December 31, 2009.

Ameren Retirement Plan

Retirement benefits for the Executives fall under one of two plan structures: (1) Benefits for Salaried Employees (the “Cash Balance Account”) or (2) Benefits for Management, Office, and Technical Employees of CILCO (“CILCO Pension”) (collectively, the “Retirement Plan”). The CILCO Pension structure remains in place for those management employees who joined Ameren as a result of the 2003 acquisition of CILCO. Among the Executives, only Mr. Cisel is in the CILCO Pension structure; all others accrue retirement benefits according to the Cash Balance Account structure.

Cash Balance Account. Most salaried employees of Ameren and its subsidiaries, including the Executives other than Mr. Cisel, earn benefits in the Cash Balance Account under the Ameren Retirement Plan immediately upon employment. Benefits become vested after three years of service.

On an annual basis a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings include base salary and annual EIP compensation, which are equivalent to amounts shown in columns (c), (d) and (g) in the Summary Compensation Table.

The applicable percentage is based on the participant’s age as of December 31 of that year. If the participant was an employee prior to July 1, 1998, an additional transition credit percentage was credited to the participant’s account through 2007 (or an earlier date if the participant had less than 10 years of service on December 31, 1998).

Participant’s Age on December 31	Regular Credit for Pensionable Earnings*	Transition Credit for Pensionable Earnings	Total Credits
Less than 30	3%	1%	4%
30 to 34	4%	1%	5%
35 to 39	4%	2%	6%
40 to 44	5%	3%	8%
45 to 49	6%	4.5%	10.5%
50 to 54	7%	4%	11%
55 and over	8%	3%	11%

*	An additional regular credit of three percent received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury constant maturity for the previous October, plus one percent. The minimum interest credit is five percent.

In addition, certain annuity benefits earned by participants under prior plans as of December 31, 1997 were converted to additional credit balances under the Retirement Plan as of January 1, 1998.

Effective January 1, 2001, an enhancement account was added that provides a $500 additional credit at the end of each year.

The normal retirement age under the Cash Balance Account structure and the SRP is 65. Neither the Cash Balance Account structure nor the SRP contain provisions for crediting extra years of service or for early retirement. When a participant terminates employment (including as a result of retirement), the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution.

CILCO Pension. Salaried employees that joined Ameren in conjunction with Ameren’s 2003 acquisition of CILCO continue to participate under the terms of the CILCO Pension. Participation begins after one year of service. Service for vesting and benefit purposes begins at the date of hire. Benefits generally become fully vested after five years of service.

The benefit formula is based on final average earnings and credited service. Final average earnings (“FAE”) is the highest consecutive 60-month average of pensionable earnings over the final 120 months of service. Pensionable earnings include base salary and annual EIP compensation, which are equivalent to amounts shown in columns (c), (d) and (g) in the Summary Compensation Table. The benefit formula is

1.425% x FAE x (Credited Service up to 35 years) PLUS

0.003% x FAE x (Credited Service in excess of 35 years) PLUS

CILCO cash balance benefit (with interest since 1998)

The CILCO cash balance benefit is a prior plan provision that was frozen in 1998. It is no longer actively in force, and it has no relationship whatsoever to the Cash Balance Account structure of the Retirement Plan described above. Those participants that had the CILCO cash balance benefit in 1998, including Mr. Cisel, continue to accrue interest on their balance, with interest payable each year based on the prior December average rate for 30-year U.S. Treasury bonds.

The normal retirement age under the CILCO Pension structure is 65. The CILCO Pension structure does not contain a provision for crediting extra years of service. The CILCO Pension structure also has an early retirement provision as early as age 55. Employees that retire at age 62 or after will receive an unreduced payment. Those that retire between 56 and 62 will have a payment reduction of 2 percent per year lower than age 62; an additional 3 percent reduction applies for retirement at age 55.

The normal form of payment is a single life annuity for single participants and 100 percent joint and survivor annuity for married participants. Generally, no lump sum option is available, unless the actuarial present value of the benefit is less than $12,000.

Ameren Supplemental Retirement Plan

In certain cases, pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the IRC. The SRP is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations. Any Executive whose pension benefits under the Retirement Plan would exceed IRC limitations or who participates in the deferred compensation plans described below is eligible to participate in the SRP. The SRP is unfunded and is not a qualified plan under the IRC.

There is no offset under either the Retirement Plan or the SRP for Social Security benefits or other offset amounts.

NONQUALIFIED DEFERRED COMPENSATION

The following table discloses contributions, earnings and balances under nonqualified deferred compensation plans for each Executive.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name (a)	Executive Contributions in 2009(1) ($) (b)	Company Contributions in 2009 ($) (c)	Aggregate Earnings in 2009(2) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/09(3) ($) (f)
Voss	165,192	–	128,206	–	1,743,071
Rainwater	570,832	–	420,767	–	5,548,978
Lyons	–	–	–	–	–
Baxter	115,709	–	65,497	–	892,595
Sullivan	145,996	–	104,606	–	1,421,989
Naslund	362,471	–	115,324	–	1,572,909
Cisel	182,184	–	59,352	–	806,897

(1)	A portion of these amounts are also included in amounts reported for 2009 as “Salary” in column (c) of the Summary Compensation Table. These amounts also include a portion of amounts reported as “Non-Equity Incentive Plan Compensation” in our 2009 proxy statement representing compensation paid in 2009 for performance during 2008.

(2)	The dollar amount of aggregate interest earnings accrued during 2009. The above-market interest component of these amounts is included in amounts reported in column (h) of the Summary Compensation Table. See footnote (6) to the Summary Compensation Table for the amounts of above-market interest.

(3)	The dollar amount of the total balance of the Executive’s account as of December 31, 2009 consists of the following elements:

Name	Executive Contributions ($)	Interest Earnings ($)	Total ($)	Amount Previously Reported as Compensation in Prior Years(1) ($)
Voss	1,094,949	648,121	1,743,071	785,252
Rainwater	3,921,508	1,627,470	5,548,978	4,143,360
Lyons	–	–	–	–
Baxter	578,335	314,260	892,595	393,335
Sullivan	972,981	449,008	1,421,989	630,988
Naslund	1,069,513	503,396	1,572,909	501,556
Cisel	667,575	139,322	806,897	316,004

(1)	Represents amounts previously reported as compensation to the Executive in Ameren’s Summary Compensation Table in previous years.

We made changes to our nonqualified deferred compensation plans in response to changes in tax rules applicable to these type of plans.

Executive Deferred Compensation Plan Participation

Pursuant to an optional deferred compensation plan available to executive officers and certain key employees (the “Ameren Deferred Compensation Plan”) Executives may annually choose to defer up to 50 percent (in one percent increments) of their salary and up to 100 percent (in one percent increments or amounts in excess of a threshold) of cash incentive awards. There are no minimum dollar thresholds for deferrals. At the request of a participant, the Company may, in its discretion, waive the 50 percent limitation.

Amounts deferred with respect to plan years commencing prior to January 1, 2010 under the Ameren Deferred Compensation Plan earn interest at 150 percent of the Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Index Rate”) while the participant is employed by the Company or one of its subsidiaries. After the participant terminates employment for any reason, the amounts deferred with respect to plan years commencing prior to January 1, 2010 under the Ameren Deferred Compensation Plan earn the average Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Base Rate”). The plan compounds interest annually and the rate is calculated as of the first day of the plan year.

A participant may choose to receive the deferred amounts at retirement in a lump sum payment or in installments over a set period of up to 15 years. In the event a participant terminates employment with the Company and its subsidiaries prior to age 55, the balance in such participant’s deferral account is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment. In the event a participant terminates employment with the Company and its subsidiaries prior to age 55 and after the occurrence of a Change of Control (as defined below under “— OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS — Change of Control Protection — In General — Change of Control Severance Plan”) the balance in such participant’s deferral account, including interest payable at the Officers Deferred Plan Index Rate (for amounts deferred with respect to plan years commencing prior to January 1, 2010), is distributable in a lump sum to the participant within 30 days of the date the participant terminates employment.

Deferred Compensation Plan For Plan Years Commencing On and After January 1, 2010

In October 2009, the Company adopted an amended and restated Ameren Deferred Compensation Plan effective January 1, 2010 (the “Amended Ameren Deferred Compensation Plan”), to change the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010 and to add a 401(k) restoration benefit for eligible officers of Ameren whose total salary and short-term incentive award exceeds the limit on compensation in effect under the IRC. Pursuant to the Amended Ameren Deferred Compensation Plan, amounts deferred with respect to plan years commencing on and after January 1, 2010, other than the 401(k) Restoration Benefit (as defined below), earn interest in an amount equal to 120 percent of the AFR for December immediately preceding the year of the cash deferral and calculated as of the first day of each applicable plan year on or after January 1, 2010. Under the Amended Ameren Deferred Compensation Plan, the interest factor to be used on a participant’s deferral account upon the occurrence of a Change of Control as described above for amounts deferred with respect to plan years commencing on and after January 1, 2010 will also equal 120 percent of the AFR for the December immediately preceding such Change of Control. Amounts deferred with respect to plan years commencing prior to January 1, 2010 will continue to be credited interest at the Officers Deferred Plan Index Rate or the Officers Deferred Plan Base Rate, as the case may be.

The 401(k) Restoration Benefit allows eligible officers of Ameren, including the Executives, to also defer a percentage of salary and/or EIP awards in excess of the limit on compensation then in effect under the IRC (currently $245,000), in one percent increments, up to a maximum of six percent of total salary and EIP awards (this 401(k) restoration deferral, together with Ameren’s 401(k) matching credit described below are referred to collectively, as the “401(k) Restoration Benefit”). Under the Amended Ameren Deferred Compensation Plan, Ameren credits each participating officer’s deferral account with a matching credit equal to 100 percent of the first three percent of salary and EIP awards and 50 percent of the remaining salary and EIP awards deferred by the participant, as a 401(k) restoration deferral. In general, eligible participants, including the Executives, may direct the deemed investment of the 401(k) Restoration Benefit in accordance with the investment options that are generally available under Ameren’s 401(k) savings plan, except for the Ameren stock fund.

A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and applicable matching contributions have been deemed invested. While no actual contributions are made to the funds, earnings or losses are calculated using the valuation methodology employed by the record keeper for each of the corresponding funds. Participants may generally transfer investments among various investment alternatives on a daily basis, subject to the provisions of the Amended Ameren Deferred Compensation Plan.

Distributions from the Amended Ameren Deferred Compensation Plan will be paid in cash. Participants may also elect to receive distributions in a single lump sum or in substantially equal annual or monthly installments over a period of 5, 10 or 15 years.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Employment Agreements

The Company has no employment agreements with the Executives.

General Severance Plan

Ameren maintains a Severance Plan for Management Employees which provides for severance based on years of service and weeks of pay for all salaried full-time employees on the active payroll. The Executives are covered under this plan in the event of a qualified termination (defined under the plan) and are eligible for severance on the same basis as other full-time salaried employees.

Change of Control Protection

In General

Change of Control Severance Plan.  In 2008, Ameren’s Board of Directors adopted a Second Amended and Restated Change of Control Severance Plan, as amended (the “Change of Control Plan”). Other Company plans also carry change of control provisions.

Severance and PSUP provisions pursuant to a Change of Control (as defined below) were redesigned or designed by the Committee in 2006 and subsequent changes to the Change of Control Plan have been made in response to various changes in tax laws. The Change of Control Plan was amended in October 2009 to eliminate reimbursement and gross-up payments in connection with any excise taxes that may be imposed on benefits received by any officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009.

Under the Change of Control Plan, designated officers of Ameren and its subsidiaries, including the Executives, are entitled to receive severance benefits if their employment is terminated without Cause (as defined below) or by the Executive for Good Reason (as defined below) within two years after a Change of Control.

Definitions of Change of Control, Cause and Good Reason

A change of control (“Change of Control”) occurs under the Change of Control Plan, in general, upon:

(i)    the acquisition of 20 percent or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren;

(ii)    a majority change in composition of the board of directors;

(iii)    a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of Ameren, unless current shareholders continue to own 60 percent or more of the surviving entity immediately following the transaction; or

(iv)    approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

“Cause” is defined as follows:

(i)    the participant’s willful failure to substantially perform his or her duties with Ameren (other than any such failure resulting from the participant’s disability), after notice and opportunity to remedy;

(ii)    gross negligence in the performance of the participant’s duties which results in material financial harm to Ameren;

(iii)    the participant’s conviction of, or plea of guilty or nolo contendere to, any felony or any other crime involving the personal enrichment of the participant at the expense of Ameren or shareholders of Ameren; or

(iv)    the participant’s willful engagement in conduct that is demonstrably and materially injurious to Ameren, monetarily or otherwise.

“Good Reason” is defined as follows:

(i)    a net reduction of the participant’s authorities, duties, or responsibilities as an executive and/or officer of Ameren;

(ii)    required relocation of more than 50 miles;

(iii)    any material reduction of the participant’s base salary or target bonus opportunity;

(iv)    reduction in grant-date value of long-term incentive opportunity;

(v)    failure to provide the same aggregate value of employee benefit or retirement plans in effect prior to a Change of Control;

(vi)    failure of a successor to assume the Change of Control Plan agreements; or

(vii)    a material breach of the Change of Control Plan.

If an Executive’s employment is terminated without Cause or by the Executive for Good Reason, the Executive will receive a cash lump sum equal to the following:

(i)    salary and unpaid vacation pay through the date of termination;

(ii)    pro rata EIP compensation for the year of termination;

(iii)    three years’ worth of each of base salary, target EIP compensation, additional pension credit and employee welfare benefits;

(iv)    up to $30,000 for the cost of outplacement services (not available for a Good Reason termination); and

(v)    reimbursement and gross-up for any excise tax imposed on benefits received by the Executive from Ameren, assuming such payments (as defined by the IRS) are at least 110 percent of the imposed cap under the IRC; provided that officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009, are not eligible to receive reimbursement and gross-up for any such excise tax.

Following are details of how the above items are calculated.

•	Retirement Plan Benefit Assumptions.

•	Cash Balance Account Structure: Amount equal to the difference between (a) the account balance under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period upon which severance is received (assuming the participant’s compensation during such period would have been equal to his or her compensation as in effect immediately prior to termination), and (b) the actual account balance (paid or payable) under such plans as of the date of termination.

•

CILCO Pension Structure: Amount equal to the difference between (a) the actuarial present value of the benefit under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period upon which severance is received (assuming the participant’s compensation during such period would have been equal to his or her compensation as in effect immediately prior to termination), and (b) the actuarial present value of the benefit (paid or payable) under such plans as of the date of termination.

•

Welfare Benefit Payment Assumptions. Continued coverage for the Executive’s family with medical, dental, life insurance and executive life insurance benefits as if employment had not been terminated during the three-year period upon which severance is received. Calculation assumes full cost of benefits over the three-year period. In addition, the Executive’s family receives additional retiree medical benefits (if applicable) as if employment had not been terminated during the three-year period upon which severance is received. All retiree medical benefits are payable only in their normal form as monthly premium payments. The actuarial present value of the additional retiree medical benefits is included, calculated based on retirement at the end of the three-year severance period, a graded discount rate assumption of 0.83 percent for payment duration of three years or less, 3.16 percent for payment duration of over three but not more than nine years and 5.02 percent for payment duration over nine years, and post-retirement mortality according to the RP-2000 (generational) table. (No pre-retirement mortality.)

Ability to Amend or Terminate Change of Control Plan

The Board may amend or terminate the Change of Control Plan at any time, including designating any other event as a Change of Control, provided that the Change of Control Plan may not be amended or terminated (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (iii) otherwise in connection with or in anticipation of a Change of Control in any manner that could adversely affect the rights of any officer covered by the Change of Control Plan.

Change of Control Provisions Relating to PSU Awards and Performance Restricted Stock Awards

Below is a summary of protections provided upon a Change of Control with respect to the PSU awards under the 2006 Omnibus Incentive Compensation Plan and Performance Restricted Stock under the Long-Term Incentive Plan of 1998. In brief, the goal of these protections is to avoid acceleration of PSU vesting and payment in situations where a Change of Control occurs but the Company continues to exist and the Executive retains his or her position. In the table below, the term “qualifying termination” means the participant is involuntarily terminated other than for Cause or has a voluntary termination for Good Reason before the second anniversary of the date of the Change of Control. Other definitions of capitalized terms may be found in the Change of Control Plan.

Change of Control Event	Termination Event	Unvested PSU Awards	Unvested Performance Restricted Stock

Change of Control which occurs on or before the end of the applicable performance period after which the Company continues in existence and remains a publicly traded company on the NYSE or NASDAQ	No qualifying termination

Payable upon the earliest to occur of the following:

•   For PSU awards granted through December 31, 2008, two years after the performance period has ended and for 2009 PSU awards, after the performance period has ended;

•   the participant’s death; or

•   if the participant becomes disabled or retires during the performance period, immediately following the performance period and if the participant becomes disabled or retires after the performance period but before earned amounts have been paid out, upon such disability or death.

All awards vest
Qualifying termination during the performance period

The PSUs the participant would have earned if such participant remained employed until the vesting date, at actual performance, will vest on the last day of the performance period and be paid in shares of the Company’s Common Stock immediately.

All awards vest

Change of Control which occurs on or before the end of the applicable performance period in which the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ	Automatic Upon Change of Control	The target number of PSU awards granted, together with dividends accrued thereon, will be converted to nonqualified deferred compensation. Interest on the nonqualified deferred compensation will accrue based on the prime rate, computed as provided in the award agreement.	All awards vest
	Continued employment until the end of the three-year performance period	Lump sum payout of the nonqualified deferred compensation plus interest immediately following the performance period.	All awards vest
	Continued employment until death or disability which occurs before the end of the three-year performance period	Immediate lump sum payout of the nonqualified deferred compensation, plus interest.	All awards vest

	Qualifying termination during the three-year performance period	Immediate lump sum payout of the nonqualified deferred compensation, plus interest; provided that such distribution shall be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.	All awards vest

	Other termination of employment before the end of the three-year performance period	Forfeiture of the nonqualified deferred compensation, plus interest.	All awards vest

Termination of PSU Awards and Performance Restricted Stock Awards Other Than for Change of Control

The following table summarizes the impact of certain employment events that may result in the payment of unvested PSU and unvested Performance Restricted Stock awards.

Type of Termination	Additional Termination Details	Unvested PSU Awards	Unvested Performance Restricted Stock

Voluntary termination	N/A	Forfeited	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.

Involuntary termination not for Cause	Prior to age 62	Forfeited	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.
	Age 62+		Continued vesting in accordance with the terms of the awards.

Death	Prior to age 62	All awards pay out at target (plus accrual of dividends), pro rata for the number of days worked in each performance period.	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.
	Age 62+		Continued vesting in accordance with the terms of the awards.

Disability	Prior to age 62	All outstanding awards are earned at the same time and to the same extent that they are earned by other participants, and are paid out by March 15 after the performance period ends.	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.
	Age 62+		Continued vesting in accordance with the terms of the awards.

Retirement (Termination at or after age 55) During Performance Period	Prior to age 62	Only if the participant has at least five years of service, a prorated award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.	A prorated award is earned through the termination date and paid on or after March 1 following the performance period (based on actual performance during the entire year of the termination). All other unvested restricted shares are forfeited.

	Age 62+	Only if the participant has at least five years of service, a full award is earned at the end of the three-year performance period (based on actual performance) and paid immediately following the performance period.	Continued vesting in accordance with the terms of the awards.

Retirement (Termination at or after age 55) Following Performance Period	PSU awards prior to 2009 implement a two-year holding period after a three-year performance period vesting.	This scenario occurs when awards have already vested. In this situation, payout is made immediately.	N/A

Estimated Potential Post-Employment Payments

The tables below reflect the payments and benefits payable to each of the Executives in the event of a termination of the Executive’s employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2009, at the Executive’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the Executive in each scenario. Excise tax and gross-up payments are estimated using a stock price of $27.95 per share (the closing price of Ameren’s Common Stock on the NYSE on December 31, 2009, the last business day of 2009). In addition, the amounts shown do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non-discriminatory basis to employees upon a termination of employment. The actual amounts to be paid out can only be determined at the time of the Executive’s actual separation from the Company. Factors that could affect the nature and amount of the payments on termination of employment, among others, include the timing of event, compensation level, the market price of our Common Stock and the Executive’s age.

VOSS

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09 ($)		Involuntary Termination not for Cause ($)	Change of Control ($)(1)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A	N/A			4,950,000
PSU Vesting, Assuming Termination of Employment	823,555	610,372	610,372	(2)		1,553,413
Performance Restricted Stock Vesting	86,869	86,869	86,869			86,589
Three Years’ Pension Credit	N/A	N/A	N/A			551,881
Three Years’ Welfare Benefits(3)	N/A	N/A	N/A			66,060
Outplacement at Maximum	N/A	N/A	N/A			30,000
Excise Tax and Gross-up (to IRS)	N/A	N/A	N/A			3,004,687
Total	910,424	697,241	697,241			10,242,630

RAINWATER

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09 ($)		Involuntary Termination not for Cause ($)	Change of Control ($)(1)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A	N/A			2,430,000
PSU Vesting, Assuming Termination of Employment	2,833,750	2,099,352	2,099,352	(2)		5,347,908
Performance Restricted Stock Vesting	211,274	211,274	211,274			209,960
Three Years’ Pension Credit	N/A	N/A	N/A			872,845
Three Years’ Welfare Benefits(3)	N/A	N/A	N/A			91,800
Outplacement at Maximum	N/A	N/A	N/A			30,000
Excise Tax and Gross-up (to IRS)	N/A	N/A	N/A			3,567,795
Total	3,045,024	2,310,626	2,310,626			12,550,308

LYONS
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09(4) ($)		Involuntary Termination not for Cause ($)	Change of Control ($)(1)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A			N/A	2,106,000
PSU Vesting, Assuming Termination of Employment	329,910	242,449			0	636,122
Performance Restricted Stock Vesting	21,466	21,466			21,466	31,891
Three Years’ Pension Credit	N/A	N/A			N/A	171,872
Three Years’ Welfare Benefits(3)	N/A	N/A			N/A	40,968
Outplacement at Maximum	N/A	N/A			N/A	30,000
Excise Tax and Gross-up (to IRS)	N/A	N/A			N/A	1,244,839
Total	351,376	263,915			21,466	4,261,692

BAXTER

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09(4) ($)	Involuntary Termination not for Cause ($)	Change of Control ($)(1)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A		N/A	3,105,000
PSU Vesting, Assuming Termination of Employment	952,719	705,841		0	1,797,816
Performance Restricted Stock Vesting	71,664	71,664		71,664	111,800
Three Years’ Pension Credit	N/A	N/A		N/A	350,254
Three Years’ Welfare Benefits(3)	N/A	N/A		N/A	50,580
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up (to IRS)	N/A	N/A		N/A	2,126,160
Total	1,024,383	777,505		71,664	7,571,610

SULLIVAN

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09(4) ($)	Involuntary Termination not for Cause ($)	Change of Control ($)(1)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A		N/A	2,241,000
PSU Vesting, Assuming Termination of Employment	718,898	532,624		0	1,356,562
Performance Restricted Stock Vesting	40,611	40,611		40,611	65,207
Three Years’ Pension Credit	N/A	N/A		N/A	304,247
Three Years’ Welfare Benefits(3)	N/A	N/A		N/A	46,800
Outplacement at Maximum	N/A	N/A		N/A	30,000
Excise Tax and Gross-up (to IRS)	N/A	N/A		N/A	1,516,029
Total	759,509	573,235		40,611	5,559,845

NASLUND

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09 ($)		Involuntary Termination not for Cause ($)	Change of Control ($)(1)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A	N/A			2,295,000
PSU Vesting, Assuming Termination of Employment	532,194	417,735	213,971	(2)		1,112,558
Performance Restricted Stock Vesting	28,841	28,841	28,841			49,416
Three Years’ Pension Credit	N/A	N/A	N/A			443,711
Three Years’ Welfare Benefits(3)	N/A	N/A	N/A			69,558
Outplacement at Maximum	N/A	N/A	N/A			30,000
Excise Tax and Gross-up (to IRS)	N/A	N/A	N/A			1,699,110
Total	561,035	446,576	242,812			5,699,353

CISEL

Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/09 ($)		Involuntary Termination not for Cause ($)	Change of Control ($)(1)
Cash Severance (Three years’ Base Salary and Target EIP, Plus Prorata EIP)	N/A	N/A	N/A			2,089,800
PSU Vesting, Assuming Termination of Employment	655,770	487,465	280,567	(2)		1,245,248
Performance Restricted Stock Vesting	21,270	21,270	21,270			42,484
Three Years’ Pension Credit	N/A	N/A	N/A			426,433
Three Years’ Welfare Benefits(3)	N/A	N/A	N/A			73,832
Outplacement at Maximum	N/A	N/A	N/A			30,000
Excise Tax and Gross-up (to IRS)	N/A	N/A	N/A			1,655,220
Total	677,040	508,735	301,837			5,563,017

(1)	Change of Control figures assume that the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ after the Change of Control.

(2)	The estimated number of PSUs that would be payable upon retirement at December 31, 2009 for Messrs. Voss, Rainwater, Naslund and Cisel is calculated according to the schedule following “— Change of Control Provisions Relating to PSU Awards and Performance Restricted Stock Awards” above, depending on their respective ages at December 31, 2009. Where performance was estimated, it was estimated at 30 percent payout for PSU awards and 100 percent payout for Performance Restricted Stock awards based upon historical payouts.

(3)	Welfare benefits figures reflect the estimated lump-sum present value of all future premiums which will be paid on behalf of or to the Executives under our welfare benefit plans. These amounts, however, would not actually be paid as a cash lump sum upon a Change of Control and termination of employment.

(4)	Messrs. Lyons, Baxter and Sullivan are not retirement-eligible. Therefore, no PSU or Performance Restricted Stock vesting is shown upon retirement for them.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the SEC, including this proxy statement, in whole or in part, the following Audit and Risk Committee Report shall not be deemed to be incorporated by reference into any such filings.

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee reviews Ameren’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements to be included in the 2009 Form 10-K with Ameren’s management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether Ameren maintained effective internal control over financial reporting.

The Audit and Risk Committee has discussed with the independent registered public accounting firm, the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”), including U.S. Auditing Standard Section 380. In addition, the Audit and Risk Committee has discussed with the independent registered public accounting firm, the accounting firm’s independence with respect to Ameren and its management, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence, received from the independent registered public accounting firm. To ensure the independence of the registered public accounting firm, Ameren has instituted monitoring processes at both the internal management level and the Audit and Risk Committee level. At the management level, the chief financial officer or the chief accounting officer is required to review and pre-approve all engagements of the independent registered public accounting firm for any category of services, subject to the pre-approval of the Audit and Risk Committee described below. In addition, the chief financial officer or the chief accounting officer is required to provide to the Audit and Risk Committee at each of its meetings (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q) a written description of all services to be performed by the independent registered public accounting firm and the corresponding estimated fees. The monitoring process at the Audit and Risk Committee level includes a requirement that the Committee pre-approve the use of the independent registered public accounting firm to perform any category of services. At each Audit and Risk Committee meeting (except meetings held exclusively to review earnings press releases and quarterly reports on SEC Form 10-Q), the Committee receives a joint report from the independent registered public accounting firm and the chief financial officer or the chief accounting officer concerning audit fees and fees paid to the independent registered public accounting firm for all other services rendered, with a description of the services performed. The Audit and Risk Committee has considered whether the independent registered public accounting firm’s provision of the services covered under the captions “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — FEES FOR FISCAL

YEARS 2009 AND 2008 — Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” in this proxy statement is compatible with maintaining the registered public accounting firm’s independence and has concluded that the registered public accounting firm’s independence has not been impaired by their engagement to perform these services.

In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in Ameren’s 2009 Form 10-K, for filing with the SEC.

Audit and Risk Committee:

Douglas R. Oberhelman, Chairman

Stephen F. Brauer

Susan S. Elliott

Ellen M. Fitzsimmons

Stephen R. Wilson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC served as the independent registered public accounting firm for Ameren and its subsidiaries in 2009. PwC is an independent registered public accounting firm with the PCAOB. Representatives of the firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

FEES FOR FISCAL YEARS 2009 AND 2008

Audit Fees

The aggregate fees for professional services rendered by PwC for (i) the audits of the consolidated annual financial statements of Ameren included in the combined 2009 Form 10-K of Ameren and its registered subsidiaries, the annual financial statements of its subsidiaries included in the combined 2009 Form 10-K of Ameren and its registered subsidiaries and the annual financial statements of certain non-registered subsidiaries; (ii) the audit of Ameren’s internal control over financial reporting; (iii) the reviews of the quarterly financial statements included in the combined Forms 10-Q of Ameren and its subsidiaries for the 2009 fiscal year; (iv) services provided in connection with debt and equity offerings; (v) certain accounting and reporting consultations; and (vi) certain regulatory required audits for the 2009 fiscal year, were $2,662,000.

Fees billed by PwC for audit services rendered to Ameren and its subsidiaries during the 2008 fiscal year totaled $2,854,320.

Audit-Related Fees

The aggregate fees for audit-related services rendered by PwC to Ameren and its subsidiaries during the 2009 fiscal year totaled $815,279. Such services consisted of: (i) risk and controls assessments related to power making operations and construction practices — $581,279; (ii) employee benefit plan audits — $168,500; (iii) assessment of the business risk management process — $50,000; (iv) agreed-upon procedures related to debt agreement compliance — $10,000; and (v) stock transfer/registrar review — $5,500.

Fees billed by PwC for audit-related services rendered to Ameren and its subsidiaries during the 2008 fiscal year totaled $1,085,400.

Tax Fees

The aggregate fees for tax services rendered by PwC to Ameren and its subsidiaries during the 2009 fiscal year totaled $236,866 for tax compliance and advice.

PwC rendered no tax services to Ameren and its subsidiaries during the 2008 fiscal year.

All Other Fees

The aggregate fees billed to Ameren by PwC during the 2009 fiscal year for all other services rendered to Ameren and its subsidiaries totaled $16,000 for accounting and reporting reference software and workforce benchmarking services.

Fees billed by PwC for all other services rendered to Ameren and its subsidiaries during the 2008 fiscal year totaled $198,500.

POLICY REGARDING THE PRE-APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROVISION OF AUDIT, AUDIT-RELATED AND NON-AUDIT SERVICES

The Audit and Risk Committee has adopted a policy to pre-approve all audit, audit-related and permissible non-audit services provided by the independent registered public accounting firm to Ameren and its subsidiaries, except that in accordance with the Committee’s charter, pre-approvals of non-audit services may be delegated to a single member of the Audit and Risk Committee. The Audit and Risk Committee pre-approved under that policy 100 percent of the fees for services covered under the above captions “— Audit Fees,” “— Audit-Related Fees” and “— All Other Fees” for fiscal years 2009 and 2008.

SHAREHOLDER PROPOSALS

Under the rules of the SEC, any shareholder proposal intended for inclusion in the proxy material for the Company’s 2011 annual meeting of shareholders must be received by the Secretary of the Company on or before November 10, 2010. We expect that the 2011 annual meeting of shareholders will be held on April 26, 2011.

In addition, under the Company’s By-Laws, shareholders who intend to submit a proposal in person at an annual meeting, or who intend to nominate a director at an annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than 60 or earlier than 90 days prior to the anniversary of the previous year’s annual meeting. The specific procedures to be used by shareholders to recommend nominees for director are set forth in the Company’s Director Nomination Policy, a copy of which is attached hereto as Appendix A. The specific procedures to be used by shareholders to submit a proposal in person at an annual meeting are set forth in the Company’s By-Laws, a copy of which may be obtained upon written request to the Secretary of the Company. The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the Company’s By-Laws and, in the case of nominations, the Director Nomination Policy.

PROXY SOLICITATION

In addition to the use of the mails, proxies may be solicited by personal interview, or by telephone or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our Common Stock. Proxies may be solicited by our directors, officers and key employees on a voluntary basis without compensation. We will bear the cost of soliciting proxies on our behalf.

FORM 10-K

Our 2009 Form 10-K, including consolidated financial statements for the year ended December 31, 2009, accompanies this proxy statement. The 2009 Form 10-K is also available on the Company’s website at http://www.ameren.com. If requested, we will provide you copies of any exhibits to the 2009 Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2009 Form 10-K by writing to the Office of the Secretary, Ameren Corporation, P.O. Box 66149, St. Louis, Missouri 63166-6149.

FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE INVESTORS’ SECTION OF AMEREN’S HOME PAGE ON THE INTERNET — HTTP://WWW.AMEREN.COM. INFORMATION CONTAINED ON THE COMPANY’S WEBSITE IS NOT INCORPORATED INTO THIS PROXY STATEMENT OR OTHER SECURITIES FILINGS.

APPENDIX A

Policy Regarding Nominations of Directors

The Nominating and Corporate Governance Committee (the “Committee”) has adopted the following policy (the “Director Nomination Policy”) to assist it in fulfilling its duties and responsibilities as provided in its charter (the “Charter”). This Director Nomination Policy may be amended and/or restated from time to time by the Committee in accordance with the Charter and as provided herein.

1.    Recommended Candidates.  The Committee shall consider any and all candidates recommended as nominees for directors to the Committee by any directors, officers, shareholders of the Company, third party search firms and other sources. Under the terms of the Company’s By-Laws, the Committee will consider director nominations from shareholders of record who provide timely written notice along with prescribed information to the Secretary of the Company. To be timely, the notice must be received by the Secretary at the principal executive offices of the Company not later than 60 or earlier than 90 days prior to the anniversary of the previous year’s annual meeting, except in the case of candidates recommended by shareholders of more than 5% of the Company’s Common Stock who may also submit recommendations for nominations to the Committee in accordance with the procedures in Section 2 under “5% Shareholder Recommendations” and except as otherwise provided in the Company’s By-Laws. To be in proper form, such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such provision and the nominee were a director or executive officer of such registrant; (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (ii) (A) the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Director Nomination Policy a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by such shareholder that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (c) a signed statement by the nominee agreeing that, if elected, such nominee will (i) represent all Company shareholders in accordance with applicable law and the Company’s By-Laws, and (ii) comply with the Company’s Corporate Compliance Policy and this Director Nomination Policy. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything to the contrary contained in this Director Nomination Policy, the Committee shall not consider or recommend as a nominee for director any person who fails to meet the Director Qualification Standards set forth in the Company’s Corporate Governance Guidelines.

2.    5% Shareholder Recommendations.  For purposes of facilitating disclosure required in the proxy statement, the Committee and the Corporate Secretary shall identify any candidates recommended by shareholders owning more than 5% of the Company’s Common Stock, and identify the shareholder making such recommendation, as provided in and to the extent required by the federal securities laws. In addition to the procedures for shareholders to recommend nominees described in Section 1 above, shareholders or a group of shareholders who have owned more than 5% of the Company’s Common Stock for at least one year as of the date the recommendation was made, may recommend nominees for director who meet the Director Qualification Standards set forth in the Company’s Corporate Governance Guidelines to the Committee provided that written notice from the shareholder(s) must be received by the Secretary of the Company at the principal executive offices of the Company not later than 120 days prior to the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, except as otherwise provided in the Company’s By-Laws. To be in proper form, such shareholder’s(s’) notice shall set forth the information required in Sections 1(a) and 1(b), include a signed statement as required in Section 1(c) and include the written consent of the shareholder’s(s’) recommending the nominee to being identified in the Company’s proxy statement. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

3.    Desired Qualifications, Qualities and Skills.  The Committee shall endeavor to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who possess the qualifications, qualities and skills to effectively represent the best interests of all shareholders. Candidates will be selected for their ability to exercise good judgment, and to provide practical insights and diverse perspectives. Candidates also will be assessed in the context of the then-current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of all shareholders. In conducting this assessment, the Committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills) and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board.

The Committee considers the following qualifications at a minimum to be required of any Board members in recommending to the Board of Directors potential new Board members, or the continued service of existing members:

•	the highest professional and personal ethics;

•	broad experience in business, government, education or technology;

•	ability to provide insights and practical wisdom based on their experience and expertise;

•	commitment to enhancing shareholder value;

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•	compliance with legal and regulatory requirements;

•	ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company; and

•	independence; a majority of the Board shall consist of independent directors, as defined in this Director Nomination Policy.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules.

The Company is committed to maintaining its tradition of inclusion and diversity within the Board, and confirms that its policy of non-discrimination based on race, color, religion, sex, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by law applies in the assessment and selection of all candidates.

4.    Independence.  The Committee believes and it is the policy of the Company that a majority of the members of the Board meet the definition of “independent director” set forth in this Director Nomination Policy. The Committee shall annually assess each nominee for director by reviewing any potential conflicts of interest and outside affiliations, based on the criteria for independence set out below.

An independent director is one who:

(1)    has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;

(2)    is not an employee of the Company and no member of his or her immediate family is an executive officer of the Company;

(3)    has not been employed by the Company and no member of his or her immediate family has been an executive officer of the Company during the past three years;

(4)    has not received and no member of his or her immediate family has received more than $120,000 per year in direct compensation from the Company in any capacity other than as a director or as a pension for prior service during the past three years;

(5)    (A) is not a current partner or employee of a firm that is the Company’s internal or external auditor; (B) does not have an immediate family member who is a current partner of the Company’s internal or external auditor; (C) does not have an immediate family member who is a current employee of the Company’s internal or external auditor and who personally works on the Company’s audit; and (D) within the last three years was not and no member of his or her immediate family was a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

(6)    is not and no member of his or her immediate family is currently, and for the past three years has not been, and no member of his or her immediate family has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director or an immediate family member of the director;

(7)    is not an executive officer or an employee, and no member of his or her immediate family is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year, exceeds the greater of $1 million, or 2% of such other company’s consolidated revenues during any of the past three years;

(8)    is free of any relationships with the Company that may impair, or appear to impair, his or her ability to make independent judgments; and

(9)    is not and no member of his or her immediate family is employed as an executive officer of a charitable organization that receives contributions from the Company or a Company charitable trust, in an amount which exceeds the greater of $1 million or 2% of such charitable organization’s total annual receipts.

This policy may be modified temporarily if, due to unforeseen circumstances, strict adherence would be detrimental to the Board’s performance.

For purposes of determining a “material relationship,” the Committee shall utilize the following standards:

1.    Any payments by the Company to a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

2.    The aggregate amount of such payments must not exceed 2% of the Company’s consolidated gross revenues; provided, however, there may be excluded from this 2% standard payments arising from (a) competitive bids which determined the rates or charges for the services and (b) transactions involving services at rates or charges fixed by law or governmental authority.

For purposes of these independence standards, (i) immediate family members of a director include the director’s spouse, parents, stepparents, children, stepchildren, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the director’s home and (ii) the term “primary business affiliation” means an entity of which the director is a principal/executive officer or in which the director holds at least a 5% equity interest.

5.    Nominee Evaluation Process.  The Committee will consider as a candidate any director of the Company who has indicated to the Committee that he or she is willing to stand for re-election as well as any other person who is recommended by any shareholders of the Company in accordance with the procedures described under “Recommended Candidates” in Section 1 and under “5% Shareholder Recommendations” in Section 2. The Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees and, if fees are paid to such persons in any year, such fees shall be disclosed in the next annual proxy statement relating to such year. The Committee may use any process it deems appropriate for the purpose of evaluating candidates which is consistent with the policies set forth in the Charter, Corporate Governance Guidelines and this Director Nomination Policy, which process may include, without limitation, personal interviews, background checks, written submissions by the candidates and third party references. Although the Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors shall be evaluated using a substantially similar process and under no circumstances shall the Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors.

6.    Categorize Recommendations.  For purposes of facilitating disclosure required in the proxy statement, the Committee and the Corporate Secretary shall identify and organize the recommendations for nominees received by the Committee (other than nominees who are executive officers or who are directors standing for re-election) in accordance with one or more of the following categories of persons or entities that recommended that nominee:

(1)    a shareholder, a 5% shareholder, independent director, chief executive officer, or other executive officer of the Company;

(2)    a third-party search firm used by or on behalf of the Company; and

(3)    any other specified source.

7.    Voting for Directors.  Each director and each nominee for election as director shall agree, by serving as a director or by accepting nomination for election as a director, that if while serving as a director such director is a nominee for re-election as a director at an annual meeting of the shareholders and fails to obtain the necessary shareholder vote, as provided in the Company’s By-Laws, to be re-elected as a director at the annual meeting, he or she shall tender his or her resignation as a director for consideration by the Committee. The Committee shall evaluate the best interests of the Company and its shareholders and shall recommend to the Board the action to be taken with respect to such tendered resignation.

8.    Material Changes to Nomination Procedures.  For purposes of facilitating disclosure required in Form 10-K and Form 10-Q, the Committee and the Corporate Secretary shall identify any material changes to the procedures for shareholder nominations of directors for the reporting period in which such material changes occur.

9.    Posting of Policy.  This Director Nomination Policy shall be posted to the Company’s website in accordance with the Company’s Corporate Governance Guidelines.

10.    Amendments to This Policy.  Any amendments to this Director Nomination Policy must be approved by the Committee and ratified by the Board.

11.    Applicability to Registered Companies.  This Director Nomination Policy shall apply to all Company subsidiaries which are registered companies under the Exchange Act and that are required to file a proxy or information statement pursuant thereto, provided that the independence requirements contained herein shall not apply to such registered companies which constitute “controlled companies” within the meaning of NYSE listing requirements pursuant to an election by each controlled company, as permitted under NYSE listing requirements.

Dated: February 12, 2010

AMEREN CORPORATION 1901 CHOUTEAU AVENUE ST. LOUIS, MO 63103

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Ameren Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ameren Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M19443-P90422	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMEREN CORPORATION The Board of Directors recommends that you vote FOR the following:			For All		Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote On Directors			☐		☐	☐
ITEM 1
ELECTION OF DIRECTORS—NOMINEES FOR DIRECTOR
01)	STEPHEN F. BRAUER	07)	CHARLES W. MUELLER
02)	ELLEN M. FITZSIMMONS	08)	HARVEY SALIGMAN
03)	WALTER J. GALVIN	09)	PATRICK T. STOKES
04)	GAYLE P.W. JACKSON	10)	THOMAS R. VOSS
05)	JAMES C. JOHNSON	11)	STEPHEN R. WILSON
06)	STEVEN H. LIPSTEIN	12)	JACK D. WOODARD

Vote on Proposals							For	Against	Abstain
The Board of Directors recommends that you vote FOR the following proposal:
ITEM 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.							☐	☐	☐

The Board of Directors recommends that you vote AGAINST the following proposal:
ITEM 3 - SHAREHOLDER PROPOSAL RELATING TO REPORT ON CALLAWAY PLANT EXTENSION OF OPERATING LICENSE.							☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

Each of the foregoing proposals is more fully described in the accompanying proxy statement.

This proxy will be voted as specified above. If no direction is made, this proxy will be voted FOR all nominees listed above and as recommended by the Board on the other items listed above.
Please indicate if you plan to attend this meeting.			Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

ADMISSION TICKET (Not Transferable)

AMEREN CORPORATION ANNUAL MEETING OF SHAREHOLDERS Tuesday, April 27, 2010 9:00 a.m. CDT Powell Symphony Hall 718 North Grand Boulevard St. Louis, MO

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder listed on the reverse side and is not transferable.

FREE PARKING WILL BE AVAILABLE IN THE PARKING LOT(S) NEAR POWELL SYMPHONY HALL. YOUR PARKING TICKET WILL BE VALIDATED AT THE REGISTRATION STATION PRIOR TO YOUR ENTRANCE INTO THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting on April 27, 2010: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M19444-P90422

AMEREN CORPORATION P.O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2010

The undersigned hereby appoints THOMAS R. VOSS, MARTIN J. LYONS, JR. and STEVEN R. SULLIVAN, and any of them, each with the power of substitution, as proxy for the undersigned, to vote all shares of capital stock of Ameren Corporation represented hereby at the Annual Meeting of Shareholders to be held at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on April 27, 2010 at 9:00 a.m., and at any adjournment thereof, upon all matters that may properly be submitted to a vote of shareholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy card and in their discretion on any other matter that may be submitted to a vote of shareholders. This proxy card also provides voting instructions, if applicable, for shares held in the DRPlus Plan and the various employee stock purchase and benefit plans as described in the proxy statement.

Please vote, date and sign on the reverse side hereof and return this proxy card promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

SEE REVERSE SIDE